                                                                     EXHIBIT 4.1

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                          TEEKAY SHIPPING CORPORATION,
                                              AS ISSUER

                               VSSI OCEANS INC.,
                              VSSI ATLANTIC INC.,
                               VSSI APPIAN INC.,
                              SENANG SPIRIT INC.,
                               EXUMA SPIRIT INC.,
                             NASSAU SPIRIT INC. AND
                              ANDROS SPIRIT INC.,
                                              as Guarantors

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                              as Trustee

                    ----------------------------------------

                               FORM OF INDENTURE

                        Dated as of January [29], 1996

                    ----------------------------------------

               ____ % FIRST PREFERRED SHIP MORTGAGE NOTES DUE 2008



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

                              TABLE OF CONTENTS 1

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                   RECITALS OF THE COMPANY AND THE GUARANTORS..........................       1

                                         ARTICLE ONE

                          Definitions and Incorporation by Reference

SECTION 1.01.      Definitions.........................................................       6
SECTION 1.02.      Incorporation by Reference of Trust Indenture Act...................      33
SECTION 1.03.      Rules of Construction...............................................      33

                                         ARTICLE TWO

                                        The Securities
SECTION 2.01.      Form and Dating.....................................................      34
SECTION 2.02.      Execution, Authentication and Denominations.........................      34
SECTION 2.03.      Registrar and Paying Agent..........................................      35
SECTION 2.04.      Paying Agent to Hold Money in Trust.................................      36
SECTION 2.05.      Transfer and Exchange...............................................      37
SECTION 2.06.      Replacement Securities..............................................      37
SECTION 2.07.      Outstanding Securities..............................................      38
SECTION 2.08.      Temporary Securities................................................      39
SECTION 2.09.      Cancellation........................................................      39
SECTION 2.10.      CUSIP Numbers.......................................................      39
SECTION 2.11.      Defaulted Interest..................................................      39

                                        ARTICLE THREE

                                          Redemption

SECTION 3.01.      Mandatory Sinking Fund Payments.....................................      40
SECTION 3.02.      Satisfaction of Sinking Fund Payments with Securities...............      40
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---------------

 1 Note: The Table of Contents shall not for any purposes be deemed to be part of the Indenture.

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SECTION 3.03.      Mandatory Redemption upon the Loss of a Mortgaged Vessel............      41
SECTION 3.04.      Mandatory Redemption upon the Sale of a Mortgaged Vessel............      43
SECTION 3.05.      Selection of Securities to Be Redeemed..............................      45
SECTION 3.06.      Notice of Redemption................................................      45
SECTION 3.07.      Effect of Notice of Redemption......................................      46
SECTION 3.08.      Deposit of Redemption Price.........................................      46
SECTION 3.09.      Payment of Securities Called for Redemption.........................      47
SECTION 3.10.      Securities Redeemed in Part.........................................      47

                                         ARTICLE FOUR

                                      Certain Covenants

SECTION 4.01.      Payment of Securities...............................................      47
SECTION 4.02.      Maintenance of Office or Agency.....................................      48
SECTION 4.03.      Limitation on Indebtedness..........................................      48
SECTION 4.04.      Limitation on Restricted Payments...................................      51
SECTION 4.05.      Limitation on Dividend and Other Payment Restrictions Affecting
                     Restricted Subsidiaries...........................................      53
SECTION 4.06.      Limitation on Issuance of Capital Stock of Restricted
                     Subsidiaries......................................................      55
SECTION 4.07.      Limitation on Transactions with Shareholders and Affiliates.........      56
SECTION 4.08.      Limitation on Liens.................................................      57
SECTION 4.09.      Limitation on Asset Sales...........................................      58
SECTION 4.10.      Excess Proceeds Offers..............................................      60
SECTION 4.11.      Existence...........................................................      62
SECTION 4.12.      Payment of Taxes and Other Claims...................................      62
SECTION 4.13.      Maintenance of Properties...........................................      62
SECTION 4.14.      Insurance...........................................................      63
SECTION 4.15.      Performance of Agreements...........................................      63
SECTION 4.16.      Modification of Material Contracts..................................      63
SECTION 4.17.      Limitation on Investments...........................................      64
SECTION 4.18.      Notice of Defaults..................................................      64
SECTION 4.19.      Compliance Certificates.............................................      64
SECTION 4.20.      Commission Reports and Reports to Holders...........................      65
SECTION 4.21.      Waiver of Stay, Extension or Usury Laws.............................      65
SECTION 4.22.      Management of Mortgaged Vessels.....................................      65
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SECTION 4.23.      Repurchase of Securities upon a Change of Control Triggering
                     Event.............................................................      66
SECTION 4.24.      Taxes...............................................................      67
SECTION 4.25.      Opinion of Counsel with Respect to Trust Estate.....................      68

                                         ARTICLE FIVE

                           Covenants After Termination and Release

SECTION 5.01.      Termination and Release.............................................      69
SECTION 5.02.      Limitation on Liens.................................................      69
SECTION 5.03.      Limitation on Indebtedness of Restricted Subsidiaries...............      70
SECTION 5.04.      Limitation on Dividend and Other Payment Restrictions Affecting
                     Restricted Subsidiaries...........................................      72
SECTION 5.05.      Limitation on Issuance of Capital Stock of Restricted
                     Subsidiaries......................................................      74
SECTION 5.06.      Limitation on Sales and Leasebacks..................................      75

                                         ARTICLE SIX

                           Consolidation, Merger and Sale of Assets

SECTION 6.01.      When Company May Merge, Etc.........................................      75
SECTION 6.02.      Successor Substituted...............................................      76

                                        ARTICLE SEVEN

                                     Default and Remedies

SECTION 7.01.      Events of Default...................................................      77
SECTION 7.02.      Acceleration........................................................      79
SECTION 7.03.      Other Remedies......................................................      80
SECTION 7.04.      Waiver of Past Defaults.............................................      80
SECTION 7.05.      Control by Majority.................................................      80
SECTION 7.06.      Limitation on Suits.................................................      81
SECTION 7.07.      Rights of Holders to Receive Payment................................      82
SECTION 7.08.      Collection Suit by Trustee..........................................      82
SECTION 7.09.      Trustee May File Proofs of Claim....................................      82
SECTION 7.10.      Undertaking for Costs...............................................      83
SECTION 7.11.      Restoration of Rights and Remedies..................................      83
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                                      iii
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SECTION 7.12.      Rights and Remedies Cumulative......................................      84
SECTION 7.13.      Delay or Omission Not Waiver........................................      84

                                        ARTICLE EIGHT

                                           Trustee

SECTION 8.01.      General.............................................................      84
SECTION 8.02.      Certain Rights of Trustee...........................................      85
SECTION 8.03.      Individual Rights of Trustee........................................      85
SECTION 8.04.      Trustee's Disclaimer................................................      86
SECTION 8.05.      Notice of Default...................................................      86
SECTION 8.06.      Reports by Trustee to Holders.......................................      86
SECTION 8.07.      Compensation and Indemnity..........................................      86
SECTION 8.08.      Replacement of Trustee..............................................      87
SECTION 8.09.      Successor Trustee by Merger, Etc....................................      88
SECTION 8.10.      Eligibility.........................................................      88
SECTION 8.11.      Money Held in Trust.................................................      88
SECTION 8.12.      Withholding Taxes...................................................      89

                                         ARTICLE NINE

                                    Release of Collateral

SECTION 9.01.      Possession, Etc., by Company;
                     Dispositions Without Release......................................      89
SECTION 9.02.      Releases............................................................      90
SECTION 9.03.      Sale or Disposition of Mortgaged Vessel Asset or Loss of a
                     Mortgaged Vessel..................................................      92
SECTION 9.04.      Release upon Redemption or Retirement of Securities.................      94
SECTION 9.05.      Powers Exercisable Notwithstanding Default..........................      95
SECTION 9.06.      Purchaser Protected.................................................      95
SECTION 9.07.      Change of Flag......................................................      95
SECTION 9.08.      Tender of a Qualified Substitute Vessel.............................     101

                                         ARTICLE TEN

                                 Application of Trust Moneys

SECTION 10.01.     "Trust Moneys" Defined..............................................     103
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SECTION 10.02.     Application of Funds Pursuant to Assignments of Time Charters.......     104
SECTION 10.03.     Application of Funds Held in the Investment Account.................     105
SECTION 10.04.     Application of Sale or Event of Loss Proceeds.......................     105
SECTION 10.05.     Payment During Continuance of an Event of Default Prior to
                     Acceleration......................................................     106
SECTION 10.06.     Payment Following Acceleration......................................     106
SECTION 10.07.     Withdrawal of Insurance Proceeds....................................     107
SECTION 10.08.     Application as Directed by Other Agreements.........................     108
SECTION 10.09.     Application in Absence of Direction.................................     109
SECTION 10.10.     Trustee's Right to Perform..........................................     109
SECTION 10.11.     Distribution of Certain Funds.......................................     110
SECTION 10.12.     Priority of Applications with Respect to Principal, Premium and
                     Interest..........................................................     111

                                        ARTICLE ELEVEN

                                    Discharge of Indenture

SECTION 11.01.     Termination of Company's Obligations................................     111
SECTION 11.02.     Defeasance and Discharge of Indenture...............................     112
SECTION 11.03.     Defeasance of Certain Obligations...................................     114
SECTION 11.04.     Application of Trust Money..........................................     116
SECTION 11.05.     Repayment to Company................................................     117
SECTION 11.06.     Reinstatement.......................................................     117

                                        ARTICLE TWELVE

                             Amendments, Supplements and Waivers

SECTION 12.01.     Without Consent of Holders..........................................     118
SECTION 12.02.     With Consent of Holders.............................................     119
SECTION 12.03.     Revocation and Effect of Consent....................................     120
SECTION 12.04.     Notation on or Exchange of Securities...............................     121
SECTION 12.05.     Trustee to Sign Amendments, Etc.....................................     121
SECTION 12.06.     Conformity with Trust Indenture Act.................................     121
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                                       ARTICLE THIRTEEN

                                        Miscellaneous

SECTION 13.01.     Trust Indenture Act of 1939.........................................     122
SECTION 13.02.     Notices.............................................................     122
SECTION 13.03.     Certificate and Opinion as to Conditions Precedent..................     123
SECTION 13.04.     Statements Required in Certificate or Opinion.......................     123
SECTION 13.05.     Rules by Trustee, Paying Agent or Registrar.........................     124
SECTION 13.06.     Payment Date Other Than a Business Day..............................     124
SECTION 13.07.     Governing Law.......................................................     124
SECTION 13.08.     No Adverse Interpretation of Other Agreements.......................     124
SECTION 13.09.     No Recourse Against Others..........................................     125
SECTION 13.10.     Successors..........................................................     125
SECTION 13.11.     Duplicate Originals.................................................     125
SECTION 13.12.     Separability........................................................     125
SECTION 13.13.     Table of Contents, Headings, Etc....................................     125
SECTION 13.14.     Consent to Jurisdiction.............................................     126
SIGNATURES         ....................................................................     127
EXHIBIT A          Form of Note........................................................     A-1
EXHIBIT B          Form of Liberian First Preferred Ship Mortgage......................     B-1
EXHIBIT C          Form of Bahamian Statutory Ship Mortgage............................     C-1
EXHIBIT D          Form of Bahamian Deed of Covenants..................................     D-1
EXHIBIT E          Form of Subsidiary Guarantee........................................     E-1
EXHIBIT F          Form of Pledge Agreement............................................     F-1
EXHIBIT G          Form of Assignment of Time Charter..................................     G-1
EXHIBIT H          Form of Assignment of Insurance.....................................     H-1
EXHIBIT I          Form of Assignment of Freights and Hires............................     I-1
EXHIBIT J          Form of Cash Collateral Account Agreement...........................     J-1
EXHIBIT K          Form of Qualified Substitute Vessel Charter.........................     K-1
EXHIBIT L          Form of Assumption Agreement........................................     L-1
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EXHIBIT M          Contents of Officer's Certificate with Respect to a Tendered
                     Vessel............................................................     M-1
EXHIBIT N          Contents of Opinions of Counsel to Tendered Vessel Owner............     N-1
EXHIBIT O          Form of Solvency Certificate........................................     O-1
EXHIBIT P          Form of Investment Account Agreement................................     P-1
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                                      vii

     INDENTURE, dated as of January [29], 1996, among TEEKAY SHIPPING CORPORATION, a Liberian corporation, as issuer (the "Company"), and VSSI OCEANS INC., a Liberian corporation, VSSI ATLANTIC INC., a Liberian corporation, VSSI APPIAN INC., a Liberian corporation, SENANG SPIRIT INC., a Bahamian corporation, EXUMA SPIRIT, INC., a Bahamian corporation, NASSAU SPIRIT INC., a Bahamian corporation, and ANDROS SPIRIT INC., a Bahamian corporation (each a wholly owned subsidiary of the Company and each, individually, a "Guarantor" and, collectively, the "Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law, as Trustee (the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTORS

     The Company has duly authorized the creation and issuance of up to $225,000,000 aggregate principal amount of ____ % First Preferred Ship Mortgage Notes due 2008 (the "Securities"), and to provide therefor and to secure the Securities the Company and each Guarantor have duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company and each of the Guarantors, in accordance with its terms, have been done, and the Company and each of the Guarantors have done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and each of the Guarantors as hereinafter provided.

     The Company and the Guarantors desire by this Indenture, among other things, (A) to provide for the authentication and delivery of the Securities by the Trustee to the Holders (as hereinafter defined) against payment therefor, and (B) unless and until the Termination and Release (as hereinafter defined) shall have occurred, to provide for the guarantee of the Securities by the Guarantors and for the deposit, mortgage and pledge by the Company and by the Guarantors with the Trustee, as part of the Trust Estate (as hereinafter defined), among other things, of all the right, title and interest of the Company in and to all of the issued and outstanding shares of capital stock of the Guarantors and all right, title and interest of each Guarantor in and to its Mortgaged Vessel (as hereinafter defined) (pursuant to a First Preferred Ship Mortgage (as hereinafter defined)), its respective Charters (as hereinafter defined) and all insurance and proceeds thereof relating to its Mortgaged Vessel, and all payments and other amounts received hereunder or thereunder (except as otherwise set forth herein) in accordance with the terms hereof, in trust, as security for the obligations of the Company and the Guarantors to the Holders of the Securities, for the benefit and security thereof.

     This Indenture incorporates and shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     It is hereby covenanted and agreed by and between the parties hereto as follows: To secure, prior to the occurrence of the Termination and Release, the prompt payment of the principal of (and premium, if any) and interest on, and all other amounts due with respect to, all the Securities from time to time outstanding hereunder and the performance and observance by the Company and each of the Guarantors of all the agreements, covenants and provisions contained herein (including, without limitation, the Trustee's rights to indemnification hereunder), in the Securities and in the Security Documents (as hereinafter defined), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained and of the acceptance of the Securities by the Holders thereof, each of the Company and the Guarantors has, or has caused to be, granted, conveyed, mortgaged, sold, assigned, transferred, pledged, deposited and confirmed, and does hereby grant, convey, mortgage, sell, assign, transfer, pledge, deposit and confirm, unto the Trustee, its successors and assigns, for the security and benefit of the Holders from time to time of the Securities, a security interest in and mortgage lien on all estate, right and interest of the Company and each of the Guarantors in, to and under the following described property, rights, interests and privileges (which collectively, including all property hereafter specifically subjected to the lien of this Indenture by any instrument supplemental hereto, are herein called the "Trust Estate"), to wit:

                             GRANTING CLAUSE FIRST

     All right, title and interest in and to each Guarantor's Charter, including any guarantee or security therefor, when entered into from time to time hereafter, including, without limitation, the right to receive all moneys due and to become due under each such Charter, all claims for damages arising out of the breach thereof, the Guarantor's lien as owner under such Charter on cargoes and freights and subfreights and the right of each Guarantor to terminate each such Charter, to perform thereunder and to compel performance of the terms thereof, and all moneys and claims for moneys due and to become due to each Guarantor.

     It is expressly agreed that (i) each Guarantor shall remain liable under each such Charter to perform all of the obligations assumed by it thereunder,
(ii) the obligations of each Guarantor under each such Charter may be performed by the Trustee or its nominee or other assignee from the Trustee without releasing such Guarantor therefrom and (iii) the Trustee shall have no obligation or liability under any of such Charters by reason of, or arising out of, the Assignments of Time Charters (as hereinafter defined) and shall not be obligated to perform any of the obligations of any Guarantor under any Charter, or to make any payment or to make any inquiry of the sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce any payment assigned thereunder.

                             GRANTING CLAUSE SECOND

     All right, title and interest of each Guarantor in and to its Mortgaged Vessel, together with all of the boilers, engines, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, fittings, equipment and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such Mortgaged Vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid, except and excluding such equipment placed on the Mortgaged Vessel which under the terms of any contract relating thereto does not become the property of the Mortgaged Vessel [and any "property other than a vessel" as that term is used in paragraph (2) of Section 106 of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended] [comparable section under Bahamian law], pursuant to each First Preferred Ship Mortgage and all claims for damages and all insurance and other proceeds in respect of the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, its Mortgaged Vessel, pursuant to each First Preferred Ship Mortgage.

                             GRANTING CLAUSE THIRD

     All right, title and interest of the Company in and to the shares of capital stock held by it in each Guarantor, including the certificates representing the shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the shares; and all additional shares of stock of any Guarantor which may from time to time be acquired by the Company in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares pledged to the Trustee pursuant to the Pledge Agreement.

                             GRANTING CLAUSE FOURTH

     All right, title and interest of each Guarantor in and to all policies and contracts of insurance (including all entries in a protection and indemnity or war risks association, but only to the extent permitted by the rules of such association) which are from time to time taken out in respect of its Mortgaged Vessel, its freights, disbursements, profits or otherwise and all the benefits and proceeds thereof, including all claims and returns of premiums, pursuant to the Assignments of Insurance.

                             GRANTING CLAUSE FIFTH

     The Subsidiary Guarantee (as defined herein) by each Guarantor of the payment of the principal of (and premium, if any) and interest on the Securities and the payment of all sums of money from time to time payable by the Company under this Indenture and the performance and observance of all agreements, covenants and provisions contained in its Guarantor Security Documents and this Indenture.

                             GRANTING CLAUSE SIXTH

     All right, title and interest of the Company and each Guarantor in and to
(i) all funds and investments, if any, held from time to time in each Cash Collateral Account and the Investment Account and (ii) all checks, notes, deposits, certificates of deposit, securities, commercial paper or other debt instruments from time to time hereafter delivered to or otherwise possessed by the Trustee in connection with either the Cash Collateral Accounts or the Investment Account, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect or in exchange thereof.

                            GRANTING CLAUSE SEVENTH

     All right, title and interest in and to each Guarantor's interest in the freights and hires and other moneys earned with respect to the use, operation or chartering of its Mortgaged Vessel, including any guarantee or security therefor, whether now in effect or entered into from time to time hereafter, including, without limitation, the right to receive all moneys due and to become due under any and all present and future charter parties and other contracts for the carriage of cargo, all claims for damages arising out of the breach thereof or out of the loss or requisition of its Mortgaged Vessel, and all moneys and claims for moneys due and to become due thereunder.

                                HABENDUM CLAUSE

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Holders from time to time of the Securities, without any priority of any one Security over any other, except as herein otherwise expressly provided, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

     The guarantees, mortgages, liens and security interests created by the foregoing Granting Clauses shall attach upon the delivery hereof and upon delivery of the Pledge Agreement and the Guarantor Security Documents of each Guarantor or as soon thereafter as permitted by law, but in any event each such guarantee, mortgage, lien and security interest shall attach no later than the Closing Date, except with respect to the Vessels tendered to the Trust Estate on later dates in accordance with the terms of this Indenture, in which case such guarantee, mortgage, lien and security interest shall attach no later than the respective Vessel Tender Date (as hereinafter defined), as the case may be.

     The Company and each Guarantor do hereby constitute the Trustee the true and lawful attorney of the Company and each Guarantor, irrevocably, with full power (which power shall be deemed coupled with an interest) (in the name of the Company or each Guarantor or otherwise) to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Trust Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises.

     The Company and each Guarantor agree that at any time and from time to time, upon the written request of the Trustee, it shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem desirable in obtaining the full benefits of the foregoing Granting Clauses and of the rights and powers herein granted.

     The Company and each Guarantor do hereby declare that the right, title and interest of the Company and each Guarantor in and to the Trust Estate, whether now or hereafter acquired, is subject, to the extent provided in this Indenture, to the rights, mortgage and security interests created by this Indenture and, when entered into on the Closing Date or a Vessel Tender Date, as the case may be, the First Preferred Ship Mortgages and the other Security Documents, in favor of the Trustee and the Holders.

                     AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE

                   Definitions and Incorporation by Reference

     SECTION 1.01. Definitions.

     "Acceleration Notice" has the meaning provided in Section 7.02.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

     "Adjusted Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of such Person (other than net income (or loss) attributable to a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (B) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (iii) the effects of foreign currency exchange adjustments under GAAP; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales or to prepayment of Indebtedness; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (B) of the first paragraph of
Section 4.04, any amount paid or accrued as dividends on Preferred Stock of such Person or Preferred Stock of any Subsidiary of such Person owned by Persons other than such Person and any of its Subsidiaries; and (vi) all extraordinary gains and extraordinary losses; provided that, solely for the purposes of calculating the Interest Coverage Ratio (and in such case, except to the extent includable pursuant to clause (i) above), "Adjusted Consolidated Net Income" of the Company shall include the amount of all cash dividends received by the Company or any Restricted Subsidiary of the Company from an Unrestricted Subsidiary.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Paying Agent, authenticating agent or co-registrar

     "Application" means an application for the release of property or the withdrawal of cash under any provision of the Indenture and shall consist of, and shall not be deemed complete until there shall have been delivered to the Trustee, such cash, Securities and documents as are required by such provision to establish the right of the Company or any Guarantor, as the case may be, to the action applied for. The date of a particular Application shall be deemed to be the date of completion of all such deliveries to the Trustee and not the date on any particular document so delivered.

     "Appraised Value" means the fair market sale value as of a specified date of a specified asset that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by an Appraiser mutually acceptable to the Trustee and the Company. The Appraised Value of any Vessel shall be determined free of any Charters with respect to such Vessel. If the Trustee and the Company shall not agree on an Appraiser within 20 days of the first giving of notice by the Company to the Trustee requesting a determination of an Appraised Value (the "Appraisal Request Date"), such Appraised Value shall be determined by a panel of three Appraisers, one of whom shall be selected by the Company, another of whom shall be selected by the Trustee and the third of whom shall be selected by such other two Appraisers or, if such Appraisers shall be unable to agree upon a third Appraiser within 10 days of the selection date of the second of such two Appraisers, by the American Arbitration Association; provided, that if either party shall not select its Appraiser within 35 days after the Appraisal Request Date, such Appraised Value shall be determined solely by the Appraiser selected by the other party. The Appraiser or Appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such Appraised Value within 45 days after the final appointment of any Appraiser pursuant hereto (but in no event may such determination be made more than 75 days following the Appraisal Request Date), and such determination shall be final and binding upon the parties. If three Appraisers shall be appointed, (a) if the median of the determinations of the Appraisers shall equal the average of such determinations, such average shall constitute the determination of the Appraisers, otherwise (b) the determination of the Appraiser that shall differ most from the other two Appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the Appraisers. Fees and expenses relating to the determination of an Appraised Value shall be payable by the Company. If any provision of this Indenture requires a determination of Appraised Value by an Independent Appraiser, then all Appraisers shall be Independent.

     "Appraiser" means a Person engaged in the business of appraising ocean-going vessels, including tankers, including Simpson, Spence & Young Shipbrokers Ltd., H. Clarkson & Company Limited, E.A. Gibson Shipbrokers Ltd. or P.F. Bassoe, who, except as otherwise required by this Indenture, need not be independent and may be employed by or affiliated with the Company.

     "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into, consolidated with, or liquidated into, the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of any Vessel, or of the assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of the assets of, or all of a division or line of business of, such acquiring Person.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company, (ii) any Vessel or
(iii) all or substantially all of the assets of, or all or substantially all of the assets that constitute a division or line of business of, the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (A) all or any of the Capital Stock of any Subsidiary of such Person, (B) any Vessel, or all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (C) any other property and assets of such Person or any of its Subsidiaries outside the ordinary course of business of such Person or such Subsidiary and, in each case, that is not governed by Article Six; provided that sales or other dispositions of inventory, receivables and other current assets shall not be included within the meaning of "Asset Sale".

     "Assignment of Freights and Hires" means each assignment dated the Closing Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture, substantially in the form of
Exhibit I, from each Guarantor to the Trustee pursuant to which such Guarantor assigns to the Trustee its right, title and interest in, to and under the freights and hires with respect to its Mortgaged Vessel.

     "Assignment of Insurance" means each assignment dated the Closing Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture, substantially in the Form of Exhibit H, together with the executed agreement and consent to assignment attached thereto, from each Guarantor to the Trustee pursuant to which such Guarantor assigns its right, title and interest in, to and under all policies and contracts of insurance in respect of its Mortgaged Vessel.

     "Assignment of Time Charter" means each assignment, dated the Closing Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture, substantially in the form of Exhibit G, together with the executed agreement and consent to assignment attached thereto, from each Guarantor to the Trustee pursuant to which such Guarantor assigns to the Trustee its right, title and interest in, to and under the Charter with respect to its Mortgaged Vessel and any assignment of Subsequent Charters.

     "Assumption Agreement" means each assumption agreement, dated a Vessel Tender Date, as amended from time to time in accordance with the terms of the Indenture, substantially in the form of Exhibit L pursuant to which a Tendered Vessel Owner assumes all of the obligations of a Guarantor under this Indenture.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

     "Board Resolution" means a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Cash Collateral Account" means each account so designated and maintained with the Trustee by each Guarantor pursuant to a Cash Collateral Account Agreement.

     "Cash Collateral Account Agreement" means each Cash Collateral Account Agreement, dated the Closing Date or a Vessel Tender Date, as the case may be, substantially in the form of Exhibit J, between a Guarantor and the Trustee.

     "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Trusts or any holding company, more than 50% of the total voting power of the Voting Stock of which is "beneficially owned" by the Trusts, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of the Company) of more than 50% of the total voting power of the Voting Stock of the Company (calculated on a fully diluted basis) or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such board of directors then in office.

     "Change of Control Offer" has the meaning provided in Section 4.23(a).

     "Change of Control Payment" has the meaning provided in Section 4.23(a).

     "Change of Control Payment Date" has the meaning provided in Section
4.23(b).

     "Change of Control Triggering Event" means the occurrence of a Change of Control and a Rating Decline.

     "Change of Flag Documents" has the meaning provided in Section 9.07(d).

     "Charters" means each time charter party between a Guarantor and Palm Shipping with respect to such Guarantor's Mortgaged Vessel, as amended through the date of this

Indenture or a Vessel Tender Date, as the case may be, and as the same may be further amended from time to time hereafter in accordance with the terms of this Indenture, or as the same may be extended or renewed in accordance with the terms of this Indenture.

     "Closing Date" means the date on which the Securities are originally issued under this Indenture.

     "Collateral" means, in each case as pledged and assigned to the Trustee pursuant to the Security Documents, (1) all of the issued and outstanding capital stock of each Guarantor, pledged in favor of the Trustee pursuant to the Pledge Agreement; (2) the Company's interest in the Investment Account to secure the Obligations, pledged in favor of the Trustee pursuant to the Investment Account Agreement; and (3) all of each Guarantor's right, title and interest in and to (i) its respective Mortgaged Vessel, pursuant to a First Preferred Ship Mortgage issued by such Guarantor in favor of the Trustee, which First Preferred Ship Mortgage contains covenants pursuant to which such Guarantor, among other things, shall be prohibited from selling, mortgaging or transferring any of its interest in such vessel (other than as permitted under the Indenture); (ii) the Charter with Palm Shipping relating to its Mortgaged Vessel, including the right to receive all monies due and to become due under such Charter or in respect of such Mortgaged Vessel and all claims for damages arising under such Charter or relating to such Mortgaged Vessel; (iii) the freights and hires relating to its Mortgaged Vessel; (iv) all of its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Vessel; and (v) each Guarantor's Cash Collateral Account.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Six of this Indenture and thereafter means such successor.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Comparable Treasury Issue" means the United States Treasury security elected by an Independent Investment Banker as having a maturity comparable to the weighted average maturity of the remaining term of the Securities outstanding that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such weighted average maturity of such Securities.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m., Quotations for U.S Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, (v) amortization expense and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (including last-in-first-out adjustment for inventory), less all non-cash items increasing Adjusted Consolidated Net Income (including last-in-first-out adjustment for inventory), all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the Adjusted Consolidated Net Income of such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (2) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed by such Person) and all but the principal component of rentals in respect of

Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its consolidated Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP.

     "Consolidated Net Worth" means, at any date of determination, shareholders' equity as set forth on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any Restricted Subsidiary of the Company, each item to be determined in accordance with GAAP (excluding the effects of foreign currency exchange adjustments under GAAP).

     "Consolidated Tangible Assets" of any Person means the sum of the Tangible Assets of such Person after eliminating inter-company items, determined on a consolidated basis in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Person's Restricted Subsidiaries, provided, however, that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47th Street, New York, New York 10036-1532, Attention: Trust Administration.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Event of Default" has the meaning provided in Section 7.01.

     "Event of Loss" means any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Company within

90 days after the occurrence of such damage (and evidenced by an Officers' Certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture other taking of title to or use of a Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss;
(ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss pursuant to the relevant insurance policy; (iii) in the case of any event referred to in clause (c) above, upon the delivery of the Company's Officers' Certificate to the Trustee; or (iv) in the case of any event referred in clause (d) above, on the date six months after the occurrence of such event.

     "Event of Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds, other than proceeds under any protection and indemnity or other liability insurance payable to the Trustee as an assured to indemnify the Trustee or reimburse it for any loss, damage or expense incurred by it) received by the Company, any Guarantor or the Trustee, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

     "Excess Proceeds Offer" has the meaning provided in Section 4.10(b).

     "Excess Proceeds Payment" has the meaning provided in Section 4.10(b).

     "Excess Proceeds Payment Date" has the meaning provided in Section 4.10(c).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fall-away Event" has the meaning provided in Section 5.01.

     "First Preferred Ship Mortgages" means the Liberian first preferred ship mortgages, substantially in the forms of Exhibit B, or the Bahamian statutory ship mortgages and deeds of covenants, substantially in the form of Exhibits C and D, respectively, on each of the Mortgaged Vessels granted by each of the Guarantors to the Trustee and dated the Closing Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture and such ship mortgages or deeds of covenants.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and (ii) any non-recurring charges associated with the adoption, after the Closing Date, of Financial Accounting Standard Nos. 106 and 109.

     "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (ii) 1 and 2 in the case of Moody's current Rating Categories (e.g., a decline from B1 to B2 would constitute a decrease of one gradation), or (iii) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Security Documents" means the Subsidiary Guarantee, the First Preferred Ship Mortgage, the Assignment of Time Charter, the Assignment of Freights and Hires, the Assignment of Insurance and the Cash Collateral Account Agreement, in each case as executed and delivered by each of the Guarantors to the Trustee on the Closing Date or a Vessel Tender Date, as the case may be, with respect to its Mortgaged Vessel and to secure the Securities and such Guarantor's obligations under this Indenture and such documents.

     "Guarantors" means the following Wholly Owned Subsidiaries of the Company:
VSSI Oceans Inc., VSSI Atlantic Inc. and VSSI Appian Inc. (each of which is a Liberian corporation) and Exuma Spirit Inc., Nassau Spirit Inc., Senang Spirit Inc. and Andros Spirit Inc. (each of which is a Bahamian corporation), each the owner of a Mortgaged Vessel, and their respective successors and assigns. If all of the Capital Stock or The Mortgaged Vessel of one of such Wholly Owned Subsidiaries shall be sold as permitted by the Indenture, such Subsidiary shall cease to be a Guarantor upon compliance with the requirements of this Indenture relating to the release of its Mortgaged Vessel in connection with such sale. Owners of Qualified Substitute Vessels that are tendered to become part of the Trust Estate pursuant to, and in accordance with, the terms of this Indenture shall become Guarantors upon such tender in accordance with the terms of Section 9.08 of this Indenture and such owner's applicable Assumption Agreement.

     "Holder" or "Securityholder" means the registered holder of any Security as reflected in the Security Register.

     "Incidental Asset" means any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by the Company or a Guarantor that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Company or such Guarantor, as the case may be. In no event shall the term "Incidental Asset" include a Vessel or a Mortgaged Vessel.

     "Incidental Asset Sale" means any conveyance, transfer, sale or other disposition, whether or not for value, by the Company or any Guarantor of any Incidental Asset.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, obligations under

Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Independent" when used with respect to any specified Person means such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary, the Trustee or in any Affiliate of any of them and (3) is not connected with the Company or any Subsidiary, the Trustee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Interest Coverage Ratio" means, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date to (ii) the aggregate Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such four-fiscal-quarter period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B)) during such four-fiscal-quarter period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such four-fiscal-quarter period or thereafter and prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such four-fiscal-quarter period; and (E) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during the four-fiscal-quarter period referred to above or subsequent to such period and prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such period; provided that to the extent that clause (D) or (E) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and provided further that for purposes of determining the Interest Coverage Ratio with respect to the acquisition of a Vessel or the financing thereof, the Company may apply Consolidated EBITDA for such Vessel based upon historical earnings of such Vessel or, if none, of its most comparable Vessel (in the good faith determination of the Board of Directors) during the applicable four-fiscal-quarter period, or if, in the good faith determination of the Board of Directors, the Company does not have a comparable Vessel, based upon industry average earnings for comparable vessels (as determined in good faith by the Board of Directors).

     "Interest Payment Date" means each semiannual interest payment date on ________ and __________ of each year, commencing ____________, 1996.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

     "Investment" means any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person; provided, however, that if an Event of Default shall not have occurred and be continuing the term "Investment" shall not include the routine use of the Company's current cash management system for the receipt of revenues and the payment of obligations on behalf of the Company and its subsidiaries. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

     "Investment Account" means the account in the name of the Trustee managed and maintained by the Trustee pursuant to the Investment Account Agreement.

     "Investment Account Agreement" means the agreement, substantially in the form of Exhibit P, dated the Closing Date between the Company and the Trustee, as amended from time to time in accordance with the terms of this Indenture.

     "Investment Grade" means (i) BBB -- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P), (ii) Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), and (iii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "Investment Grade Status" means the existence as of a date and thereafter if at such date the Securities are rated Investment Grade by both Rating Agencies.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

     "Loan To Value Ratio" means, at any time, the ratio of the aggregate principal amount of the Securities Outstanding at such time to the aggregate Appraised Value of all Mortgaged Vessels at such time. If the Loan To Value Ratio is required to be calculated or adjusted at a time when cash is on deposit with the Trustee in the Investment Account as part of the Trust Estate in connection with the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the amount of such cash on deposit shall be deemed to be the Appraised Value of the Vessel giving rise to such cash on deposit and such Vessel shall be deemed to be a Mortgaged Vessel for purposes of such computation or adjustment of Loan To Value Ratio.

     "Loss Date" has the meaning provided in Section 3.03.

     "Loss Excess Proceeds" means the total of (i) amounts treated as Loss Excess Proceeds under Section 3.03 and (ii) the amount by which the Net Event of Loss Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Events of Loss with respect to Vessels other than Mortgaged Vessels occurring on or after the Closing Date in the most recent period of 12 consecutive months exceed $10 million, less (in the case of this clause (ii)) the amount of such excess Net Event of Loss Proceeds (A) used to repay unsubordinated Indebtedness of the Company or a Guarantor or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) invested in property or assets of a nature or type of which shall be used in a business (or in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment or allocated to working capital for general corporate purposes (in each case, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution).

     "Loss Excess Proceeds Offer" has the meaning provided in Section 4.10(b).

     "Loss Excess Proceeds Payment" has the meaning provided in Section 4.10(b).

     "Loss Redemption Amount" has the meaning provided in Section 3.03.

     "Lost Mortgaged Vessel" has the meaning provided in Section 3.03.

     "Maximum Loan To Value Ratio" means, during any period, 0.75 to 1.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Mortgaged Vessel Asset" has the meaning specified in Section 4.09(a).

     "Mortgaged Vessels" means the Aframax tankers owned by the Guarantors and being, on the Closing Date (i) the Poul Spirit, Official Number 10328, of approximately 57,463 gross and 31,958 net tons, having its home port at the Port of Monrovia, Republic of Liberia, which vessel was built by Onomichi Dockyard, Japan, in the year 1995, and is documented under the laws and flag of the Republic of Liberia and is owned by VSSI Oceans Inc., (ii) the Torben Spirit, Official Number 723526, of approximately 57,486 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1994, and is documented under the laws and flag of The Bahamas and is owned by VSSI Atlantic Inc., (iii) the Senang Spirit, Official Number 723521, of approximately 52,508 gross and 28,208 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Imabari Shipbuilding, Japan, in the year 1994, and is documented under the laws and flag of the Commonwealth of The Bahamas and is owned by Senang Spirit, Inc., (iv) the Mayon Spirit, Official Number 720752, of approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1991, and is documented under the laws and flag of the Commonwealth of The Bahamas and is owned by VSSI Appian Inc., (v) the Leyte Spirit, Official Number 720790, of approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas and is owned by Exuma Spirit Inc., (vi) the Luzon Spirit, Official Number 720776, of approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas and is owned by Nassau Spirit Inc., (vii) the Samar Spirit, Official Number 723134, of approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas and is owned by Andros Spirit Inc. If an Event of Loss occurs with respect to one of such Vessels, such Vessel shall cease to be a Mortgaged Vessel from and after the Loss Date (but shall remain part of the Trust Estate until released as provided in Section 9.03). If one of such Vessels shall be sold pursuant to Section 4.09(c), such Vessel shall cease to be a Mortgaged Vessel from and after the consummation of such sale in accordance with
Section 4.09(c). In accordance with Section 3.03 and Section 3.04, a Qualified Substitute Vessel may be substituted for a Mortgaged Vessel in certain circumstances and such substituted Vessel shall become a Mortgaged Vessel upon substitution in accordance with the terms of this Indenture.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes shall actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

     "Net Event of Loss Proceeds" means, with respect to any Event of Loss, the Event of Loss Proceeds from such Event of Loss net of related fees and expenses and payments made to repay Indebtedness or any other obligation outstanding at the time of such Event of Loss, provided that such Indebtedness or other obligation is either (A) secured by a Lien on the property or assets that suffered the Event of Loss or (B) required to be paid as a result of such Event of Loss.

     "Officer" means, with respect to the Company or any Successor Corporation, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

     "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     "Outstanding" or "outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and Securities, except to the extent provided in Sections 11.02, 11.03 and 11.04, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Ten; and

          (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "Palm Shipping" means Palm Shipping, Inc., a Liberian corporation and a Wholly Owned subsidiary of the Company, and its successors and assigns.

     "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article Eleven, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "Permitted Investment" is defined to mean (i) readily marketable securities issued by states or municipalities within the United States of America or of agencies of subdivisions thereof rated "A" (or such similar equivalent rating) or better by Moody's or by S&P and maturing in less than one year from the date of purchase; (ii) direct obligations of, or obligations unconditionally guaranteed by, the United States of America, the United Kingdom, the Federal Republic of Germany, France, Japan, Canada or Switzerland or any agency of any thereof maturing in less than one year from the date of purchase; (iii) commercial paper rated in the highest or next highest category by Moody's or by S&P and maturing in less than one year from the date of purchase; (iv) corporate bonds or debentures, rated "A" (or similar equivalent rating) or better by Moody's or by S&P and maturing in less than one year from the date of purchase; and (v) certificates of deposit and other time deposits which mature in less than one year from the date of purchase and are issued by or made in any commercial bank which has a combined capital and surplus of at least $100,000,000 (or the equivalent thereof in any other currency) and whose debt is rated "A" (or such similar equivalent rating) or higher by Moody's or by S&P.

     "Permitted Liens" means with respect to the Company and Restricted Subsidiaries (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens or Liens otherwise arising by operation of law of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens for crews' wages and Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) charters of Vessels, leases or subleases granted to others in the ordinary course of business that are subject to the relevant First Preferred Ship Mortgage and that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (vi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (vii) Liens on property of, or on shares of stock or Indebtedness of, any corporation (other than a Guarantor, if prior to the occurrence of the Termination and Release, or Palm Shipping) existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; (viii) except in the case of a Guarantor, if prior to the occurrence of the Termination and Release, or Palm Shipping, Liens in favor of the Company or any Restricted Subsidiary; (ix) except in the case of a Guarantor, if prior to the occurrence of the Termination and Release, or Palm Shipping, Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (x) except in the case of a Guarantor, if prior to the occurrence of the Termination and Release, or Palm Shipping, Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xii) Liens for salvage.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pledge Agreement" means each Pledge Agreement and Irrevocable Proxy, dated the Closing Date or a Vessel Tender Date, as the case may be, and as amended from time to time in accordance with the terms of this Indenture, substantially in the form of Exhibit F, made by the Company in favor of the Trustee pursuant to which the Capital Stock of a Guarantor or the Guarantors is pledged to the Trustee.

     "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

     "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

     "Qualified Substitute Vessel" means, as of any date, a tanker or ore/bulk/oil carrier of at least 80,000 dwt, which (i) was completed no earlier than 1991 and is no older than one year older than the Vessel for which it is being substituted, (ii) is not a Mortgaged Vessel as of such date, (iii) is wholly owned by a Wholly Owned Subsidiary of the Company, (iv) is registered under the laws of the Republic of Liberia or the Commonwealth of the Bahamas and
(v) has an Appraised Value at the Vessel Tender Date at least equal to (and being in as good operating condition as) the Mortgaged Vessel for which it is being substituted, assuming compliance by the applicable Guarantor with all the terms of the applicable First Preferred Ship Mortgage.

     "Rating Agencies" is defined to mean (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Categories" is defined to mean (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Rating Decline" is defined to mean that at any time within 90 days (which period shall be extended as long as the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control or of the intention of the Company or of any Person to effect a Change of Control, the rating of the Securities decreased by both Rating Agencies by one or more Gradations and the rating by such Rating Agencies on the Securities following such downgrade is below Investment Grade.

     "Redeemable Stock" means any class or series of Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise is (i) required to be redeemed prior to the final Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the final Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or clause (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 4.09 and Section 4.23 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provisions prior to such Person's repurchase of such Securities as are required to be repurchased pursuant to Section 4.09 and Section 4.23.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

     "Reference Treasury Dealer" means each of Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Smith Barney Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

     "Registrar" has the meaning provided in Section 2.03.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the __________ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Replacement Property" has the meaning provided in Section 9.02(c).

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payments" has the meaning provided in Section 4.04.

     "Restricted Subsidiary" means all Subsidiaries of the Company, including each Guarantor and Palm Shipping, other than Unrestricted Subsidiaries.

     "Sale Date" has the meaning provided in Section 3.04.

     "Sale Excess Proceeds" means all amounts treated as Sale Excess Proceeds under Sections 3.04, 4.09(b) and 4.09(c).

     "Sale Excess Proceeds Offer" has the meaning provided in Section 4.10(a).

     "Sale Excess Proceeds Payment" has the meaning provided in Section 4.10(a).

     "Sale Redemption Amount" has the meaning provided in Section 3.04.

     "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

     "Security Documents" means the Pledge Agreement, the Investment Account Agreement or the Guarantor Security Documents of each Guarantor and all Assumption Agreements.

     "Security Register" has the meaning provided in Section 2.03.

     "Sinking Fund" has the meaning specified in Section 3.01.

     "Sold Mortgaged Vessel" has the meaning provided in Section 3.04.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation and its successors.

     "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsequent Charter" means any time charter party entered into by the Company or any Guarantor with respect to any of the Mortgaged Vessels following the termination of the Charter thereof or cessation of charter hire payments thereunder.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person; provided that, except as the term "Subsidiary" is used in the definition of "Unrestricted Subsidiary" set forth below, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of this Indenture.

     "Subsidiary Guarantees" means the Guarantees dated the Closing Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture, substantially in the form of Exhibit E, by each Guarantor in favor of the Trustee pursuant to which each Guarantor Guarantees the Securities.

     "Successor Corporation" means any corporation which, as a result of the Company converting into, or merging, consolidating or amalgamating with or into, or selling, transferring or conveying all or substantially all of its assets to, or being liquidated into, such corporation, succeeds to the interests of the Company.

     "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles,
(ii) unamortized indebtedness discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person, provided, however, that with respect to the Company and its Restricted Subsidiaries, adjustments following the date of this Indenture to the accounting books and records of the Company and its Restricted Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions there), or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

     "Tendered Vessel Owner" has the meaning provided in Section 9.08.

     "Termination and Release" has the meaning provided in Section 5.01.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbb), as in effect from time to time until this Indenture is qualified under the Trust Indenture Act and, after such qualification, shall mean such Act as in effect on the date of such qualification, except as provided in Section 12.06.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services by such Person.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Treasury Rate" means with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Trust Estate" has the meaning provided in the recitals to this Agreement.

     "Trust Moneys" has the meaning provided in Section 10.01.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Eight of this Indenture and thereafter means such successor.

     "Trusts" means, collectively, the Cirrus Trust, a trust organized under the laws of the Turks and Caicos Islands, and the JTK Trust, a trust organized under the laws of the Bahamas, which as of December 31, 1995 owned approximately 65.1% and 10.4% of the outstanding Common Stock of the Company, respectively.

     "United States Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time hereafter (11 U.S.C. Sec. 101 et seq.), or any successor federal bankruptcy law.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than a Guarantor, if prior to the occurrence of the Termination and Release, and Palm Shipping) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary (other than a Guarantor, if prior to the occurrence of the Termination and Release, and Palm Shipping)) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a) or, if after the occurrence of the Termination and Release, Section 5.03(a) and (y) no Default or Event of Default shall have occurred and be continuing or shall result as a consequence thereof. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Vessel" means a tanker or oil/bulk/ore carrier owned or leased by the Company or any Subsidiary of the Company.

     "Vessel Percentage" means as of and after the Closing Date and prior to any subsequent adjustment as provided below, for each of the initial seven Mortgaged Vessels, the percentage set forth below opposite such Mortgaged Vessel:

          MORTGAGED VESSEL              PERCENTAGE
-------------------------------------   ----------
Poul Spirit..........................       15.5%
Torben Spirit........................       15.1%
Senang Spirit........................       15.0%
Mayon Spirit.........................       13.6%
Leyte Spirit.........................       13.6%
Luzon Spirit.........................       13.6%
Samar Spirit.........................       13.6%
                                        ----------
                                           100.0%
                                        =========

provided, however, that each Vessel Percentage shall be adjusted in each case upon the occurrence of, and after giving effect to, the delivery of any Qualified Substitute Vessel as part of the Trust Estate pursuant to Section 8.08, an Event of Loss with respect to any Mortgaged Vessel, the sale of any Mortgaged Vessel Asset or the release of any Mortgaged Vessel from the Lien of this Indenture and the Security Documents, in each case effected in accordance with the terms of this Indenture, to be, for each Mortgaged Vessel remaining after such an occurrence, the percentage that the Appraised Value of such Mortgaged Vessel at the time of and after giving effect to such occurrence bears to the aggregate Appraised Value of the remaining Mortgaged Vessels at the time of and after giving effect to such occurrence. Notwithstanding the foregoing, if any Vessel Percentage is required to be calculated or adjusted at a time when cash is on deposit with the Trustee in the Investment Account as part of the Trust

Estate as a result of the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the amount of such cash on deposit shall be deemed to be the Appraised Value of such Vessel previously sold or lost giving rise to such cash on deposit and such Vessel shall be deemed to remain a Mortgaged Vessel for purposes of such computation or adjustment of Vessel Percentage.

     "Vessel Tender Date" has the meaning provided in Section 9.08.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary of such Person if all of the outstanding Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Holder or a Securityholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company, each Guarantor or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03.  Rules of Construction.

     Unless the context otherwise requires:

          (i) a term has the meaning assigned to it in this Indenture;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE TWO

                                 The Securities

     SECTION 2.01.  Form and Dating.

     The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     SECTION 2.02.  Execution, Authentication and Denominations.

     Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee or an authenticating agent shall authenticate for original issue Securities in the aggregate principal amount of $225,000,000; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, which with respect to the issue of additional Securities shall be the Interest Payment Date as to which the Company has elected not to make interest payments in cash. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.05, 2.06, 2.07 or 2.08.

     The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

     SECTION 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

     SECTION 2.04.  Paying Agent to Hold Money in Trust.

     Not later than each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The

Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it shall, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

     SECTION 2.05.  Transfer and Exchange.

     The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.01 or 12.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.05 and ending at the close of business on the day of such mailing or during a period beginning at the opening of business 15 days before the due date of any payment of principal on the Securities and ending at the close of business on the day of such payment due date, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     SECTION 2.06.  Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount; provided that the requirements of the second paragraph of Section 2.07 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

     Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.07.  Outstanding Securities.

     Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

     If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

     A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     SECTION 2.08.  Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 2.09.  Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

     SECTION 2.10.  CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

     SECTION 2.11.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section
2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE

                                   Redemption

     SECTION 3.01.  Mandatory Sinking Fund Payments.

     As a mandatory sinking fund (the "Sinking Fund") for the retirement of the Securities, the Company shall, until all the Securities shall have been paid, or payment thereof duly provided for, pay to the Trustee, prior to 11:15 a.m. (New
York time) on           , 2004, and prior to 11:15 a.m. (New York time) on
          in each year thereafter to and including           , 2008, an amount
in same day funds, subject to adjustment as provided below, sufficient to redeem $45 million principal amount of Securities at a Redemption Price (expressed as a percentage of principal amount) of 100%, plus accrued interest to the Redemption Date. Upon any redemption of Securities in connection with a reduction in the number of Mortgaged Vessels securing the Securities, whether as a result of the sale of a Mortgaged Vessel, or an Event of Loss with respect to a Mortgaged Vessel, each sinking fund payment payable after the occurrence of such event shall be proportionately reduced by an amount equal to the product of (x) the sinking fund payment otherwise due pursuant to this Section 3.01 multiplied by
(y) the Vessel Percentage of the Mortgaged Vessel so lost or sold). The cash amount of any Sinking Fund payment is also subject to reduction as provided in
Section 3.02. Each Sinking Fund payment shall be applied to the redemption of
Securities on each such           as herein provided.

     SECTION 3.02.  Satisfaction of Sinking Fund Payments with Securities.

     (a) The Company may deliver Outstanding Securities (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company in satisfaction of all or any part of any Sinking Fund payment required to be made pursuant to Section 3.01; provided that such Securities have not been previously so delivered. Each such Security shall be received and credited for such purpose by the Trustee in an amount equal to the principal amount thereof and the amount of such Sinking Fund payment shall be reduced accordingly.

     (b) The Company may also apply to the redemption of Securities in satisfaction of all or any part of any Sinking Fund payment required to be made pursuant to Section 3.01 cash deposited pursuant to Section 4.09(b) and held by the Trustee in the Investment Account.

     (c) At least 45 days prior to the Redemption Date for each Sinking Fund payment, the Company shall deliver to the Trustee an Officers' Certificate specifying (i) the portion thereof, if any, which is to be satisfied by payment of cash, (ii) the portion thereof, if any, which is to be satisfied with cash deposited pursuant to Section 4.09(b) and held by the Trustee in the Investment Account and (iii) the portion thereof, if any, which is to be satisfied by delivering or crediting Securities pursuant to Section 3.02(a) and shall also deliver, if not previously delivered, to the Trustee any Securities to be so delivered. Such Officers' Certificate shall also state that the Securities forming the basis of any credit do not include any Securities which have been redeemed through the operation of the Sinking Fund in the minimum amount required under Section 3.01 or previously credited against such Sinking Fund payment. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding Sinking Fund Redemption Date. In the case of the failure of the Company to deliver such certificate, the Sinking Fund payment due on the next succeeding Sinking Fund Redemption Date shall be paid entirely in cash. The Trustee shall, upon the receipt of such Officers' Certificate, select the Securities to be redeemed upon such Sinking Fund Redemption Date, in the manner specified in Section 3.05 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.06. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.09 and 3.10.

     SECTION 3.03.  Mandatory Redemption upon the Loss of a Mortgaged Vessel.

     Unless and until the Termination and Release shall have occurred, and if an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the "Lost Mortgaged Vessel"), the Company shall deposit funds with the Trustee in an amount equal to the Vessel Percentage applicable to the Lost Mortgaged Vessel multiplied by the principal amount of Securities Outstanding on the date (the "Loss Date") such Event of Loss was deemed to have occurred (the "Loss Redemption Amount") (provided, that if an Event of Default shall have occurred and be continuing at the time of receipt of Event of Loss Proceeds, such funds must be in an amount equal to the greater of (x) the Loss Redemption Amount and (y) the Event of Loss Proceeds) upon the earlier to occur of (A) the receipt of Event of Loss Proceeds with respect to such Event of Loss and (B) 90 days after the Loss Date, to be held in the Investment Account until applied in accordance with subsections (a) or (b) below, and:

          (a) (i) redeem Securities, in whole or in part (rounded to the nearest $1,000 in principal amount), at a Redemption Price equal to 100% of their principal amount, plus accrued interest to the Redemption Date, in an aggregate principal amount equal to the Loss Redemption Amount and (ii) treat the amount equal to the excess of the Net Event of Loss Proceeds from such Event of Loss over the Loss Redemption Amount, if any, as Loss Excess Proceeds; or

          (b) if no Event of Default shall have occurred and be continuing (i) notify the Trustee within 30 days of the Loss Date of its intention to substitute a Qualified Substitute Vessel for the Lost Mortgaged Vessel,
     (ii) substitute a Qualified Substitute Vessel for the Lost Mortgaged Vessel within 180 days of the Loss Date and (iii) within 12 months after the Vessel Tender Date, (A)(1) apply an amount equal to the Net Event of Loss Proceeds from such Event of Loss to repay unsubordinated Indebtedness of the Company or a Guarantor or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries, or (2) invest an equal amount, or the amount not so applied pursuant to clause (1) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type of which shall be used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment, or allocate such amount to working capital for general corporate purposes (in each case, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (B) treat any remaining Net Event of Loss Proceeds, to the extent not applied pursuant to clause (A), as Loss Excess Proceeds.

     The Redemption Date for a mandatory redemption pursuant to this Section
3.03 shall be not later than the earlier of (x) 60 days after the date of receipt by the Trustee of Event of Loss Proceeds with respect to such Event of Loss and (y) 90 days after the Loss Date; provided, however, that in the event that the Company has not deposited the Loss Redemption

Amount with the Trustee as required above or the Company has notified the Trustee of its election to substitute a Qualified Substitute Vessel, but the Company's obligation to redeem Securities has been reinstated as described above due to the failure to comply with the conditions set forth in the proviso of subparagraph (b) above, the Redemption Date shall be not later than the 60th day following the earliest of (x) the Company's failure to deposit the Loss Redemption Amount with the Trustee as required above, (y) the Company's notification to the Trustee that it no longer elects to, or is unable to, substitute a Qualified Substitute Vessel and (z) the end of the 180-day period provided for such substitution in clause (b)(ii) of this Section 3.03.

     SECTION 3.04.  Mandatory Redemption upon the Sale of a Mortgaged Vessel.

     Unless and until the Termination and Release shall have occurred, if a Mortgaged Vessel or the Capital Stock of a Guarantor is sold in accordance with the terms of the Indenture (the Mortgaged Vessel so sold or owned by the Guarantor whose Capital Stock is so sold being the "Sold Mortgaged Vessel"), the Company shall deposit with the Trustee funds in an amount (the "Sale Redemption Amount") equal to the Vessel Percentage applicable to the Sold Mortgaged Vessel multiplied by the principal amount of Securities outstanding on the date of such sale (the "Sale Date") upon the earlier to occur of (A) the receipt of Net Cash Proceeds with respect to such sale and (B) 30 days after the Sale Date, to be held in the Investment Account until applied in accordance with subsections (a) or (b) below, and:

          (a) (i) redeem Securities, in whole or in part, in an aggregate principal amount equal to the Sale Redemption Amount at a Redemption Price equal to the greater of (A) 100% of the principal amount of such Securities and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued interest thereon to the Redemption Date and (ii) treat the amount equal to the excess of the Net Cash Proceeds from such sale over the aggregate principal amount of the Securities redeemed pursuant to clause (a)(i) above, if any, as Sale Excess Proceeds; or

          (b) (i) notify the Trustee within 30 days of the Sale Date of its intention to substitute a Qualified Substitute Vessel for the Sold Mortgaged Vessel, (ii) substitute a Qualified Substitute Vessel for the Sold Mortgaged Vessel within 180 days of the Sale Date and (iii) within 12 months after the Vessel Tender Date, (A) (1) apply an amount equal to the Net Cash Proceeds from such sale to repay unsubordinated Indebtedness of the Company or a Guarantor or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries, or (2) invest an equal amount, or the amount not so applied pursuant to clause (1) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type of which shall be used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment, or allocate such amount to working capital for general corporate purposes (in each case, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and
     (B) treat any remaining Net Cash Proceeds, to the extent not applied pursuant to clause (A), as Sale Excess Proceeds; provided, however, that the Company shall not be permitted to substitute a Qualified Substitute Vessel for the Sold Mortgaged Vessel, and shall be obligated to redeem Securities as set forth in subparagraph (a) above, if (A) an Event of Default shall have occurred and be continuing at the Vessel Tender Date,
     (B) the Company does not deposit the Sale Redemption Amount with the Trustee as required above, (C) the Appraised Value of the Qualified Substitute Vessel at the Vessel Tender Date is less than the product of the Vessel Percentage applicable to the Sold Mortgaged Vessel multiplied by the principal amount of the Securities outstanding at the Vessel Tender Date or
     (D) other requirements for the tender of the Qualified Substitute Vessel to the Trust Estate specified in Section 9.08 are not satisfied at the Vessel Tender Date for any reason.

     The Redemption Date for a mandatory redemption pursuant to this Section
3.04 shall be not later than the earlier of 60 days after the Sale Date; provided, however, that in the event that the Company has not deposited the Sale Redemption Amount with the Trustee as required above or the Company has notified the Trustee of its election to substitute a Qualified Substitute Vessel, but the Company's obligation to redeem Securities has been reinstated as described above due to the failure to comply with the conditions set forth in the proviso of subparagraph (b) above, the Redemption Date shall be not later than the 60th day following the earliest of (x) the Company's failure to deposit the Sale Redemption Amount with the Trustee pursuant to the first paragraph of this
Section 3.04, (y) the Company's notification to the Trustee that it no longer elects to, or is unable to, substitute a Qualified Substitute Vessel and (z) the end of the 180-day period provided for such substitution in clause (b)(ii) of this Section 3.04.

     SECTION 3.05.  Selection of Securities to Be Redeemed.

     If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed on a pro rata basis among all of the Holders; provided that no Securities of $1,000 in original principal amount or less shall be redeemed in part.

     In any proration pursuant to this Section, the Trustee shall make such adjustments, relocations and eliminations as it shall deem proper to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Securities (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part.

     Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

     SECTION 3.06.  Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

          (vi) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in original principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof shall be reissued; and

          (vii) that, if any Security contains a CUSIP number as provided in
     Section 2.10, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

     At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. Concurrently with the giving of such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.07.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

     SECTION 3.08.  Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.09.  Payment of Securities Called for Redemption.

     If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.10.  Securities Redeemed in Part.

     Upon surrender of any Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                  ARTICLE FOUR

                                   Covenants

     SECTION 4.01.  Payment of Securities.

     The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.04. As provided in Section 7.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

     The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

     SECTION 4.02.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the office of the Trustee, located in the Borough of Manhattan, the City of New York as such office of the Company in accordance with Section 2.03.

     SECTION 4.03.  Limitation on Indebtedness.

     (a) Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (not including the Securities (including any agreement pursuant to which the Securities are issued) and Indebtedness existing (or for which a written commitment has been made and a copy of which has been delivered to the Trustee on or prior to the Closing Date) on the Closing Date); provided that the Company or any Restricted Subsidiary (other than a Guarantor and Palm Shipping) may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Company would be greater than 2:1.

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary (other than a Guarantor or Palm Shipping, except as provided in clause (vii) below) also may Incur each and all of the following:

          (i) Indebtedness in an aggregate principal amount such that the aggregate principal amount of the Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately after such Incurrence does not exceed the aggregate principal amount of Indebtedness existing (or for which a written commitment has been made and a copy of which has been delivered to the Trustee on or prior to the Closing Date) on the Closing Date, after giving effect to the issuance of the Securities and the application of the proceeds therefrom, plus $50 million;

          (ii) Indebtedness of the Company to any Wholly Owned Restricted Subsidiary, or of a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary;

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness of the Company or any Restricted Subsidiary, other than Indebtedness Incurred under clause (i), (v) or (vi) of this paragraph and any refinancings thereof, in an amount not to exceed the principal amount so exchanged, refinanced or refunded (plus premiums, accrued and unpaid interest, fees and expenses thereon); providedthat Indebtedness the proceeds of which are used to refinance or refund the Securities or other Indebtedness of the Company that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness so exchanged, refinanced or refunded and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness so exchanged, refinanced or refunded;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company or of any of its Restricted Subsidiaries and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for the purpose of financing such acquisition;

          (v) Indebtedness under Guarantees in respect of obligations of Unrestricted Subsidiaries, in an amount not to exceed $5 million at any one time outstanding;

          (vi) Acquired Indebtedness; provided that, with respect to this clause
     (vi), after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness pursuant to the first paragraph of this subsection (a); and

          (vii) Indebtedness of Palm Shipping (A) Incurred in the ordinary course of business in connection with the operation of any Vessel in an aggregate principal amount not to exceed $25 million outstanding at any one time or (B) to the Company resulting from advances to Palm Shipping by the Company.

     (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above in this Section, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies.

     (c) Unless and until the Termination and Release shall have occurred, the Company shall not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, is also expressly made subordinate to the Securities at least to the extent that it is subordinated to such other Indebtedness.

     (d) Unless and until the Termination and Release shall have occurred, no Guarantor may Incur any Indebtedness other than pursuant to its Subsidiary Guarantee, First Preferred Ship Mortgage, Assignment of Insurance, Assignment of Freights and Hires, Assignment of Time Charter, Cash Collateral Account Agreement and other related Security Documents.

     SECTION 4.04.  Limitation on Restricted Payments.

     Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock or Capital Stock of a Guarantor or Palm Shipping) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any of its Subsidiaries (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other voluntary acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities, or (iv) make any Investment in any Affiliate of the Company (other than a Restricted Subsidiary) or any Unrestricted Subsidiary (such payments or any other actions described in clauses
(i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing or (B) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of this Indenture shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of the Company (determined by excluding income resulting from transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (2) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Company (including the amount of dividends reinvested in the Capital Stock of the Company) from the issuance and sale permitted by the Indenture of the Capital Stock of the Company (other than Redeemable Stock) to a Person who is not a Restricted Subsidiary or an Unrestricted Subsidiary, including an issuance or sale permitted by this Indenture for cash or other property upon the conversion of any Indebtedness of the Company subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus
(3) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Unrestricted Subsidiary plus (4) $50 million.

     The foregoing provision shall not take into account, and shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value (other than by a Guarantor) of Indebtedness of the Company that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a);

          (iii) the repurchase, redemption or other acquisition by the Company of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Company (other than Redeemable Stock);

          (iv) the acquisition by the Company of Indebtedness of the Company that is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

          (v) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article Six; or

          (vi) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right (as determined in good faith by the Board of the Directors) of any rights granted to all of the holders of Common Stock of the Company pursuant to any shareholders' rights plan adopted for the purpose (determined in good faith by the Board of Directors) of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this Section 4.04 (all as determined in good faith by the Board of Directors);

provided that, in the case of clauses (i) and (ii) above, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Notwithstanding the foregoing, in the event of an issuance of Capital Stock of the Company and (1) the repurchase, redemption or other acquisition of Capital Stock out of the proceeds of such issuance or (2) the acquisition of Securities or Indebtedness that is subordinated in right of payment to the Securities out of the proceeds of such issuance, as permitted by clauses (iii) and (iv) above, then, in calculating whether the conditions of clause (B) of this Section 4.04 have been met with respect to any subsequent Restricted Payments, both the proceeds of such issuance and the application of such proceeds shall be included under such clause (B).

     SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provision shall not restrict or prohibit any encumbrances or restrictions:

          (i) existing pursuant to: (A) this Indenture, the Securities, the Security Documents or any agreements in effect on the Closing Date or in any Indebtedness containing any such encumbrance or restriction that is permitted pursuant to clause (iv) below or in any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced or (B) any agreement which imposes such encumbrances or restrictions on Persons other than a Guarantor, Palm Shipping or any Subsidiary of a Guarantor or Palm Shipping;

          (ii) existing under any other agreement providing for the Incurrence of Indebtedness of any Restricted Subsidiary (other than a Guarantor or Palm Shipping) that is permitted to be Incurred by Section 4.03; provided that the encumbrances and restrictions in any such agreement are no less favorable in any material respect to the Holders than those encumbrances and restrictions existing as of the Closing Date and permitted pursuant to clause (i) above;

          (iii) existing under and by reason of applicable law;

          (iv) existing with respect to any Person or the property or assets of such Person (other than a Guarantor or Palm Shipping) acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

          (v) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries; or

          (vi) with respect to a Restricted Subsidiary (other than a Guarantor or Palm Shipping), imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or all, or substantially all, of the property and assets of, such Restricted Subsidiary.

Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) entering into any agreement permitting or providing for the incurrence of Liens otherwise permitted in Section 4.08, (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness (other than the Securities and the Subsidiary Guarantees) of the Company or any of its Restricted Subsidiaries or (3) amending, modifying or supplementing any charter or similar arrangement between Palm Shipping and a vessel-owning Subsidiary of the Company (other than the Charters) solely (A) to lower the rates paid by Palm Shipping to such vessel-owning Subsidiary under such charter or similar arrangement or (B) to increase the rates paid by Palm Shipping to such vessel-owning Subsidiary under such charter or similar arrangement to the extent required to service (x) Indebtedness for money borrowed, Incurred in good faith (as determined by the Board of Directors) and not with the purpose of evading the requirements of this covenant, in connection with the financing or the refinancing of Indebtedness of such Subsidiary and (y) expenses incurred by such Subsidiary in the ordinary course of business.

     SECTION 4.06. Limitation on Issuance of Capital Stock of Restricted Subsidiaries.

     Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly issue or sell any shares of the Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or, except shares of Capital Stock of a Guarantor or Palm Shipping, to another Wholly Owned Restricted Subsidiary,
(ii) other than with respect to shares of Capital Stock of a Guarantor or Palm Shipping, to management employees of the Company or a Restricted Subsidiary pursuant to the exercise of stock options or stock appreciation rights, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary for purposes of this Indenture or (iv) other than with respect to shares of Capital Stock of a Guarantor or Palm Shipping, to Persons who are entering into joint ventures or other similar business relationships with the Company or any Subsidiary other than a Guarantor or Palm Shipping, provided that transactions pursuant to this clause (iv) are approved in the manner set forth in clause (i) of the second paragraph of Section 4.07.

     SECTION 4.07.  Limitation on Transactions with Shareholders and Affiliates.

     Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) or series of related transactions with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or series of related transactions or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate.

     The foregoing limitation does not limit, and shall not apply to:

          (i) transactions or series of related transactions (A) approved by a majority of the disinterested members of the Board of Directors as fair to the Company or such

     Restricted Subsidiary or (B) for which the Company delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (ii) any transaction or series of related transactions among the Company and any Wholly Owned Restricted Subsidiaries (other than a Guarantor or Palm Shipping) or among Wholly Owned Restricted Subsidiaries (other than a Guarantor or Palm Shipping);

          (iii) the payment of reasonable and customary regular fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary; or

        (iv) any Restricted Payments not prohibited by Section 4.04.

Notwithstanding the foregoing, any transaction or series of related transactions of the type that are permitted under clause (iii) or (iv) of this paragraph, the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i) of the second paragraph of this Section 4.07.

     Nothing contained in this Section 4.07 shall prevent the Company or any Restricted Subsidiary from amending, modifying or supplementing any charter or similar arrangement between Palm Shipping and a vessel-owning Subsidiary of the Company (other than the Charters) solely (A) to lower the rates paid by Palm Shipping to such vessel-owning Subsidiary under such charter or similar arrangement or (B) to increase the rates paid by Palm Shipping to such vessel-owning Subsidiary under such charter or similar arrangement to the extent required to service (x) Indebtedness for money borrowed, Incurred in good faith (as determined by the Board of Directors) and not with the purpose of evading the requirements of this covenant, in connection with the financing or refinancing of Indebtedness of such Subsidiary and (y) expenses incurred by such Subsidiary in the ordinary course of business.

     SECTION 4.08.  Limitation on Liens.

     Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under the Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien for so long as such Lien affects such assets or properties, shares of Capital Stock or Indebtedness. The foregoing limitation does not limit, and shall not apply to:

          (i) Liens securing obligations under this Indenture, the Securities and the Security Documents;

          (ii) other Liens existing or securing Indebtedness existing (or for which a written commitment has been made, a copy of which has been delivered to the Trustee and the Placement Agent on or prior to the Closing
     Date) on the Closing Date;

          (iii) Liens granted after the Closing Date on any assets or properties or Capital Stock of the Company or its Subsidiaries created in favor of the Holders;

          (iv) Liens on assets or properties or Capital Stock of the Company or a Restricted Subsidiary (other than a Guarantor and Palm Shipping) securing Indebtedness permitted to be Incurred pursuant to Section 4.03;

          (v) Liens with respect to Acquired Indebtedness, provided that such Liens do not extend to or cover any assets or properties of the Company or any Subsidiary of the Company other than the assets or properties acquired;

          (vi) Liens with respect to the assets of a Restricted Subsidiary (other than a Guarantor and Palm Shipping) granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company by such Restricted Subsidiary;

          (vii) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness and which is permitted to be Incurred pursuant to
     Section 4.03, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

          (viii) Liens on any accounts receivable accrued in the ordinary course of business; and

          (ix) Permitted Liens.

Notwithstanding the foregoing, unless and until the Termination and Release shall have occurred, (x) the Company shall not, and shall not permit a Guarantor or Palm Shipping to, create, incur, assume or suffer to exist any Lien upon Capital Stock pledged pursuant to the Pledge Agreements and (y) no Guarantor shall, and the Company shall not permit a Guarantor or Palm Shipping to, create, incur, assume or suffer to exist any Lien upon any of its assets or properties, except for Liens securing obligations under this Indenture, the Securities and the Security Documents and Permitted Liens.

     SECTION 4.09.  Limitation on Asset Sales.

     (a) Unless and until the Termination and Release shall have occurred, neither the Company nor any Guarantor may sell, assign, convey, transfer or otherwise dispose of (collectively, as used in this Section 4.09, to "sell" or a "sale") a Mortgaged Vessel or any other portion of the Trust Estate (other than an Incidental Asset); provided that a Guarantor may sell a Mortgaged Vessel (together with the applicable Charters, freights and hires and other related agreements) or the Company may sell all of the Capital Stock of a Guarantor (any such asset proposed to be sold is referred to herein as a "Mortgaged Vessel Asset") if such sale of a Mortgaged Vessel Asset shall be made in compliance with each of the following conditions:

          (i) no Event of Default shall have occurred and be continuing;

          (ii) the sale shall be effected in a commercially reasonable manner;

          (iii) the entire consideration for such sale shall be cash and the Net Cash Proceeds from such sale shall be not less than the Appraised Value of the relevant Mortgaged Vessel Asset as of the date of such sale;

          (iv) the sale shall be to a Person who is not an Affiliate of the Company, and the Board of Directors of the Company shall have determined that the sale was effected in a commercially reasonable fashion, which determination shall be evidenced by a Board Resolution filed with the Trustee;

          (v) funds in an amount equal to the Sale Redemption Amount shall be paid in full directly to the Trustee to be held in the Investment Account and shall be received by the Trustee free of any Lien (other than the Lien of this Indenture); and

          (vi) the Company shall have complied with the provisions of Article Nine in connection with such sale.

     (b) Unless and until the Termination and Release shall have occurred, the Company shall apply the amount received pursuant to clause (a)(v) above in accordance with Section 3.04.

     (c) Unless and until the Termination and Release shall have occurred, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales other than pursuant to Section 4.09(a) unless (x) (A) such Asset Sale is by the Company or by a Restricted Subsidiary that is not a Guarantor or (B) such Asset Sale is an Incidental Asset Sale and (y) in the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more of such Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $10 million, then the Company shall or shall cause a Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed $10 million in any period of 12 consecutive months (A) apply an amount equal to such excess Net Cash Proceeds to repay unsubordinated Indebtedness of the Company or a Guarantor or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or which shall be used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment, or allocate such amount to working capital for general corporate purposes (in each case, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) treat (no later than the end of such 12-month period referred to in clause (i) of this subsection
(c)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause
(i) of this subsection (c)) as Sale Excess Proceeds.

     SECTION 4.10.  Excess Proceeds Offers.

     (a) If, as of the first day of any calendar month, the aggregate amount of Sale Excess Proceeds not theretofore subject to a Sale Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (a "Sale Excess Proceeds Offer") to purchase from the holders on a pro rata basis an aggregate principal amount of Securities equal to the Sale Excess Proceeds on such date, at a purchase price at least equal to 101% of their principal amount, plus, in each case, accrued interest (if any) to the date of purchase (the "Sale Excess Proceeds Payment").

     (b) Unless and until the Termination and Release shall have occurred, if, as of the first day of any calendar month, the aggregate amount of Loss Excess Proceeds not theretofore subject to a Loss Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (a "Loss Excess Proceeds Offer," and together with a Sale Excess Proceeds Offer, an "Excess Proceeds Offer") to purchase from the holders on a pro rata basis an aggregate principal amount of Securities equal to the Loss Excess Proceeds on such date, at a purchase price at least equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the date of purchase (the "Loss Excess Proceeds Payment," and together with a Sale Excess Proceeds Payment, an "Excess Proceeds Payment").

     (c) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

          (i) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.10 and that all Securities validly tendered shall be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

          (iii) that any Security not tendered shall continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

          (v) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer shall be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

          (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

          (vii) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

     On the Excess Proceeds Payment Date, the Company shall: (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof. The Company shall publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

     (d) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 4.10.

     SECTION 4.11.  Existence.

     Subject to Article Four and Article Six of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any such Subsidiary (other than the Guarantors, if prior to the occurrence of the Termination and Release, and Palm Shipping), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

     SECTION 4.12.  Payment of Taxes and Other Claims.

     The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, if any, in conformity with GAAP, have been established.

     SECTION 4.13.  Maintenance of Properties.

     Unless and until the Termination and Release shall have occurred, the Company shall: (i) at all times and without cost or expense to the Trustee maintain and preserve, or cause to be maintained and preserved, the Mortgaged Vessels in accordance with the provisions of the

First Preferred Ship Mortgagesl; (ii) at all times and without cost or expense to the Trustee cause all other properties used or useful in the conduct of its business or the business of any of its Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with and; (iii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary.

     SECTION 4.14.  Insurance.

     (a) Unless and until the Termination and Release shall have occurred, the Company and each Guarantor shall at all times maintain all insurance relating to the Mortgaged Vessels in accordance with the provisions of the First Preferred Ship Mortgages.

     (b) Each of the Company and its Restricted Subsidiaries shall at all times keep all of its assets and properties (other than, if prior to the occurrence of the Termination and Release, the Mortgaged Vessels) which are of an insurable nature insured with insurers, believed by the Company and each Restricted Subsidiary to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

     SECTION 4.15.  Performance of Agreements.

     Unless and until the Termination and Release shall have occurred, the Company and each of the Guarantors shall, and the Company shall cause Palm Shipping to, perform in accordance with their terms their respective obligations under the Charters, the Security Documents, and the insurance policies assigned to the Trustee from time to time pursuant to the Assignments of Insurance and any other agreements assigned to the Trustee to secure obligations under this Indenture, the Securities and the Security Documents.

     SECTION 4.16.  Modification of Material Contracts.

     (a) Unless and until the Termination and Release shall have occurred, subject to Section 4.16(b), neither the Company nor any of the Guarantors may amend or otherwise modify, agree to any variation of, waive any breach of, release any other party from any obligations under or consent to any act or omission by any other party which would constitute a breach under the material provisions of any Charter, freights and hires or other agreement assigned as security for the Securities, in each case in a manner adverse to the Holders unless the Holders of a majority of the aggregate principal amount of Securities Outstanding consent to such amendment, modification, variation, waiver, release or consent.

     (b) Unless and until the Termination and Release shall have occurred, the Company and each Guarantor do hereby ratify and confirm the Charters and do hereby agree that they shall not, and the Company shall cause Palm Shipping not to, except as permitted in this Indenture, take or omit to take any action, the taking or omission of which might result in an impairment of the Charters, this Indenture or the Security Documents.

     SECTION 4.17.  Limitation on Investments.

     Unless and until the Termination and Release shall have occurred, the Company shall not permit any Guarantor to purchase or otherwise acquire any Capital Stock or other securities or make any Investments, other than Permitted Investments.

     SECTION 4.18.  Notice of Defaults.

     In the event that the Company or, if prior to the occurrence of the Termination and Release, any Guarantor becomes aware of any Default or Event of Default the Company or a Guarantor, as the case may be, promptly after it becomes aware thereof, shall give written notice thereof to the Trustee.

     SECTION 4.19.  Compliance Certificates.

     (a) The Company and, unless and until the Termination and Release shall have occurred, each Guarantor shall deliver to the Trustee, within 60 days after the end of each fiscal quarter of the Company or such Guarantor, as the case may be (120 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days of the end of the Company's or such Guarantor's, as the case may be, fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's or such Guarantor's, as the case may be, compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.19, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.19(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

     (b) The Company and, unless and until the Termination and Release shall have occurred, each Guarantor shall deliver to the Trustee, within 120 days after the end of the Company's or such Guarantor's, as the case may be, fiscal year, a certificate signed by the Company's or such Guarantor's, as the case may be, independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent

Officers' Certificate of the Company or such Guarantor, as the case may be, delivered to the Trustee pursuant to paragraph (a) of this Section 4.19 and
(iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company or such Guarantor was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 6.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

     SECTION 4.20.  Commission Reports and Reports to Holders.

     At all times from and after the date of this Indenture, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as would be required to be filed with the Commission by the Exchange Act. The Company shall supply to the Trustee and to each Holder, or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder, copies of such reports or other information. The Company also shall comply with the other provisions of TIA Section 314(a).

     SECTION 4.21.  Waiver of Stay, Extension or Usury Laws.

     The Company and, unless and until the Termination and Release shall have occurred, each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein or any payments required under any Security Documents, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.22.  Management of Mortgaged Vessels.

     Unless and until the Termination and Release shall have occurred, at all times while any Securities are outstanding, the Mortgaged Vessels shall be managed and operated by the Company or an operator acceptable to the Trustee pursuant to management agreements on fair and reasonable terms no less favorable to the Company or the Guarantors than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or a Guarantor.

     SECTION 4.23. Repurchase of Securities upon a Change of Control Triggering Event.

     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in subsection (b) of this Section, but in any event within 30 days following any Change of Control Triggering Event, the Company shall (i) (A) repay in full all unsubordinated Indebtedness of the Company that does not permit the Company to repurchase the Securities pursuant to subsection (b) of this Section 4.23 or (B) offer to repay in full all such unsubordinated Indebtedness of the Company and repay such unsubordinated Indebtedness of each holder of such unsubordinated Indebtedness who has accepted such offer or (ii) obtain the requisite consents, if any, under the instruments governing any such unsubordinated Indebtedness of the Company that is not repaid pursuant to clause (i) to permit the repurchase of the Securities as provided for in subsection (b) of this Section. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.23.

     (b) Within 30 days of a Change of Control Triggering Event, the Company shall mail a notice to the Trustee and each Holder stating:

          (i) that a Change of Control Triggering Event has occurred, that the Change of Control Offer is being made pursuant to this Section 4.23 and that all Securities validly tendered shall be accepted for payment;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

          (iii) that any Security not tendered shall continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

          (v) that Holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer shall be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

          (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

          (vii) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

     (c) On the Change of Control Payment Date, the Company shall: (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 4.23, the Trustee shall act as Paying Agent.

          (d) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control Triggering Event occurs under this Section 4.23 and the Company is required to repurchase Securities as set forth above.

     SECTION 4.24.  Taxes.

     In the event that the Company is required by any applicable law to make, with respect to any payment to be made on a Security, any deduction or withholding for or on account of any taxes, assessments or other governmental charges imposed on such payment by any governmental or taxing authority (other than the United States of America or any political subdivision or taxing authority thereof or therein, including the Commonwealth of Puerto Rico, any territory or possession of the United States of America or other area subject to its jurisdiction), the Company shall pay such additional amount as may be necessary in order that the net amount received by the Holder of such Security in respect of such payment shall be not less than the amount of the payment such Holder would have received had no deduction or withholding been required; provided, however, that the Company shall not be required to pay any additional amount on account of a tax, assessment or other governmental charge imposed by reason of any present or former connection between a Holder of Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the governmental or taxing authority, including without limitation such Holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder) having been a citizen or resident thereof or treated as a resident thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein.

     SECTION 4.25.  Opinion of Counsel with Respect to Trust Estate.

     Unless and until the Termination and Release shall have occurred, the Company shall furnish to the Trustee:

     (a) promptly after the execution and delivery of this Indenture, the Security Documents, each supplemental indenture, each amendment or supplement to a Security Document or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such Counsel, this Indenture, the Security Documents, any such supplemental indentures, any such amendment or supplement to a Security Document and other instruments of further assurance have been properly recorded, endorsed, registered and filed, or have been received for record, filing or registration, to the extent necessary to make effective and perfect the Liens intended to be created by this Indenture and the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect, preserve and protect the rights of the Holders and the Trustee hereunder and thereunder, or stating that, in the Opinion of such Counsel, no such action is necessary to make such Liens effective; and

     (b) within 30 days after December 31 in each year beginning with the year 1996, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, the Security Documents, of all supplemental indentures, of all amendments or supplements to Security Documents, financing statements, continuation statements or other instruments of further assurances as is necessary to maintain the Lien of this Indenture and the Security Documents (including the Lien on any property acquired by the Company or any Guarantor since the end of the preceding calendar year) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect, preserve and protect the rights of the Holders and the Trustee hereunder, or stating that, in the Opinion of Counsel, no such action is necessary to maintain such Lien.

                                  ARTICLE FIVE

                    Covenants After Termination and Release

     SECTION 5.01.  Termination and Release.

     In the event that (i) the Securities achieve Investment Grade Status on a pro formabasis after giving effect to the termination of the Security Documents and the release of the Collateral from the Liens of this Indenture and the Security Documents, (ii) no Event of Default shall have occurred and be continuing and (iii) on a pro forma basis, after giving effect to the termination of the Security Documents and the release of the Collateral from the Liens of this Indenture and the Security Documents, the aggregate amount of all Indebtedness of the Company that is secured by a Lien plus(without duplication) all Indebtedness of Restricted Subsidiaries is not greater than 15% of the Company's Consolidated Tangible Assets (the occurrence of the events described in the foregoing clauses (i), (ii) and (iii) being collectively referred to as the "Fall-away Event"):

          (A) each of the Subsidiary Guarantees shall be terminated pursuant to
     Section 11 of the relevant Subsidiary Guarantee;

          (B) the pledge of the issued and outstanding Capital Stock of each Guarantor made pursuant to the Pledge Agreement shall be terminated pursuant to Section 15 of the Pledge Agreement;

          (C) each First Preferred Ship Mortgage granted by the Guarantors to the Trustee shall be released pursuant to the granting clause of the relevant First Preferred Ship Mortgage;

          (D) the assignment of the Charter and all moneys and claims assigned to the Trustee pursuant to each Assignment of Time Charter shall be terminated in accordance with the relevant Assignment of Time Charter;

          (E) the assignment of the insurances, claims, returns of premium and other moneys and rights assigned to the Trustee pursuant to each Assignment of Insurance shall be terminated pursuant to Section 9 of the relevant Assignment of Insurance;

          (F) the assignment of the freights, hire and other moneys and claims assigned to the Trustee pursuant to each Assignment of Freights and Hire shall be terminated pursuant to Section 10 of the relevant Assignment of Freights and Hire;

          (G) the security interests granted to the Trustee pursuant to each Cash Collateral Account Agreement shall terminate pursuant to Section 17 of the relevant Cash Collateral Account Agreement, the security interest granted to the Trustee pursuant to the Investment Account Agreement shall terminate pursuant to Section 17 of the Investment Account Agreement, and all right, title and interest in and to the Investment Account and each Cash Collateral Account shall revert to the Company or the relevant Guarantor, as the case may be;

          (H) the mandatory redemption requirements set forth in Sections 3.03 and 3.04 shall no longer be applicable to the Company; and

          (I) except as otherwise set forth herein, (i) the covenants set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10(b), 4.11 (to the
     extent of the specific reference to the Guarantors in the proviso), 4.13, 4.14(a), 4.15, 4.16, 4.17, 4.18 (to the extent applicable to the Guarantors), 4.19 (to the extent applicable to the Guarantors), 4.21 (to the extent applicable to the Guarantors) and 4.22, the provisions of Article Nine, and clauses (4) and (5) of Section 6.01 shall no longer be applicable to the Company, the Guarantors and the Restricted Subsidiaries and (ii) the covenants set forth in this Article Five shall be applicable to the Company and the Restricted Subsidiaries;

provided that (x) the Company and the Guarantors deliver to the Trustee a written request that the Termination and Release shall occur and (y) the Company delivers to the Trustee (i) an Officer's Certificate certifying that the Fall-away Event shall have occurred, (ii) an Opinion of Counsel pursuant to
Section 13.03 stating, among other things, that no Event of Default shall have occurred and be continuing and (iii) a letter from each of the Rating Agencies certifying that the Securities are rated Investment Grade and shall be rated Investment Grade on a pro forma basis after giving effect to termination of the Security Documents and the release of the Collateral from the Liens of this Indenture and the Security Documents and with the changes described in clauses (H) and (I) above. Each of such Officer's Certificate, Opinion of Counsel and letters from the Rating Agencies shall be dated not more than one day prior to the date on which the Company and the Guarantors request that the Termination and Release occur.

     The occurrence of the Fall-away Event and the satisfaction of the requirements described in clauses (x) and (y) of this Section 5.01 are collectively referred to herein as the "Termination and Release".

     As soon as practicable after the occurrence of the Termination and Release, the Trustee will, at the Company's expense, (i) return to the Company or the relevant Guarantor, as the case may be, all Collateral as shall not have been sold or otherwise applied pursuant to the terms of the relevant Security Document and (ii) promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Company may reasonably request, in order to evidence the Termination and Release.

     SECTION 5.02.  Limitation on Liens.

     Following the occurrence of the Termination and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, incur any Lien on any of its assets or properties without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien for so long as such Lien affects such assets or properties unless, at the time of the incurrence of such Lien, the aggregate amount of all Indebtedness of the Restricted Subsidiaries plus the aggregate amount of all Indebtedness of the Company secured by a Lien on the Company's assets shall not be greater than 15% of the Company's Consolidated Tangible Assets. The foregoing limitation does not apply to:

          (i) Liens on assets or properties or Capital Stock of the Company or a Restricted Subsidiary (other than Palm Shipping) securing Indebtedness permitted to be incurred pursuant to Section 5.03;

          (ii) Liens on certain assets and properties securing Indebtedness which are incurred to refinance Indebtedness secured by Liens on the same assets or properties;

          (iii) Liens with respect to Acquired Indebtedness, provided that such Liens do not extend to or cover any assets or properties of the Company or any Subsidiary of the Company other than the assets or properties acquired;

          (iv) Liens with respect to the assets of a Restricted Subsidiary (other than Palm Shipping) granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company by such Restricted Subsidiary;

          (v) Liens on any accounts receivable accrued in the ordinary course of business; and

          (vi) Permitted Liens.

     Notwithstanding the foregoing, following the occurrence of the Termination and Release, the Company shall not, and shall not permit Palm Shipping to, create, incur, assume or suffer to exist any Lien upon any of Palm Shipping's assets or properties, except for Permitted Liens.

     SECTION 5.03.  Limitation on Indebtedness of Restricted Subsidiaries.

     (a) Following the occurrence of the Termination and Release, the Company shall not permit any Restricted Subsidiary to Incur any Indebtedness unless, after giving effect to the Incurrence of such Indebtedness and the application of the net proceeds therefrom, the aggregate amount of Indebtedness of all Restricted Subsidiaries plus the aggregate amount of all Indebtedness of the Company secured by a Lien on the Company's assets is not greater than 15% of the Company's Consolidated Tangible Assets.

     Notwithstanding the foregoing, any Restricted Subsidiary (other than Palm Shipping, except as provided in clause (v) below) also may Incur each and all of the following:

          (i) Indebtedness of a Restricted Subsidiary to the Company or to any other Wholly Owned Restricted Subsidiary;

          (ii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness of any Restricted Subsidiary, other than Indebtedness Incurred under clause (i) or (v) of this paragraph (a) and any refinancings thereof, in an amount not to exceed the principal amount so exchanged, refinanced or refunded (plus premiums, accrued and unpaid interest, fees and expenses thereon); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities or other Indebtedness of the Company that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness so exchanged, refinanced or refunded and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness so exchanged, refinanced or refunded;

          (iii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company or of any of its Restricted Subsidiaries and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for the purpose of financing such acquisition;

          (iv) Acquired Indebtedness; provided that, with respect to this clause
     (iv), after giving effect to the Incurrence thereof, the Restricted Subsidiaries could Incur at least $1.00 of Indebtedness pursuant to the first paragraph of this subsection (a); and

          (v) Indebtedness of Palm Shipping (A) Incurred in the ordinary course of business in connection with the operation of any Vessel in an aggregate principal amount not to exceed $25 million outstanding at any one time or
     (B) to the Company resulting from advances to Palm Shipping by the Company.

     (b) For purposes of determining any particular amount of Indebtedness under this Section 5.03, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 5.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above in this Section, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. Notwithstanding any other provision of this
Section 5.03, the maximum amount of Indebtedness that any Restricted Subsidiary may Incur pursuant to this Section 5.03 shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies.

     (c) Following the occurrence of the Termination and Release, the Company may not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, is also expressly made subordinate to the Securities at least to the extent that it is subordinated to such other Indebtedness.

     SECTION 5.04. Limitation on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries.

     Following the occurrence of the Termination and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provision shall not restrict or prohibit any encumbrances or restrictions:

          (i) existing pursuant to: (A) this Indenture, the Securities or any other agreements in effect on the date of the Termination and Release or in any Indebtedness containing any such encumbrance or restriction that is permitted pursuant to clause (iv) below or in any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced or (B) any agreement which imposes such encumbrances or restrictions on Persons other than Palm Shipping or any Subsidiary of Palm Shipping;

          (ii) existing under any other agreement providing for the Incurrence of Indebtedness of any Restricted Subsidiary (other than Palm Shipping) that is permitted to be Incurred by Section 5.03; provided that the encumbrances and restrictions in any such agreement or in any extensions, refinancings, renewals or replacements of such agreement are no less favorable in any material respect to the Holders than those encumbrances and restrictions existing as of the date of the Termination and Release and permitted pursuant to clause (i) of this paragraph;

          (iii) existing under and by reason of applicable law;

          (iv) existing with respect to any Person or the property or assets of such Person (other than Palm Shipping) acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired or any extensions, refinancings, renewals or replacements of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and are being extended, refinanced, renewed or replaced;

          (v) in the case of clause (iv) of the first paragraph of this Section 5.04, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries; or

          (vi) with respect to a Restricted Subsidiary (other than Palm Shipping), imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or all, or substantially all, of the property and assets of, such Restricted Subsidiary.

Nothing contained in this Section 5.04 shall prevent the Company or any Restricted Subsidiary from (1) entering into any agreement permitting or providing for the incurrence of Liens otherwise permitted in Section 5.02, (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness (other than the Securities) of the Company or any of its Restricted Subsidiaries or (3) amending, modifying or supplementing any charter or similar arrangement between Palm Shipping and a vessel-owning Subsidiary of the Company (other than the Charters) solely (A) to lower the rates paid by Palm Shipping to such vessel-owning Subsidiary under such charter or similar arrangement or (B) to increase the rates paid by Palm Shipping to such vessel-owning Subsidiary under such charter or similar arrangement to the extent required to service (x) Indebtedness for money borrowed, Incurred in good faith (as determined by the Board of Directors) and not with the purpose of evading the requirements of this covenant, in connection with the financing or the refinancing of Indebtedness of such Subsidiary and (y) expenses incurred by such Subsidiary in the ordinary course of business.

     SECTION 5.05. Limitation on Issuance of Capital Stock of Restricted
                   Subsidiaries.

     Following the occurrence of the Termination and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of the Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or, except shares of Capital Stock of Palm Shipping, to another Wholly Owned Restricted Subsidiary, (ii) other than with respect to shares of Capital Stock of Palm Shipping, to management employees of the Company or a Restricted Subsidiary pursuant to the exercise of stock options or stock appreciation rights, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary for purposes of this Indenture or (iv) other than with respect to shares of Capital Stock of Palm Shipping, to Persons who are entering into joint ventures or other similar business relationships with the Company or any Subsidiary other than Palm Shipping, provided that transactions pursuant to this clause (iv) are approved in the manner set forth in clause (i) of the second paragraph of Section 4.07.

     SECTION 5.06.  Limitation on Sales and Leasebacks.

     Following the occurrence of the Termination and Release, neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any property or assets owned or leased by the Company or any Restricted Subsidiary, the acquisition of which, or completion of construction and commencement of full operation of which, has occurred more than 120 days prior to such sale and leaseback transaction, unless the Company or such Restricted Subsidiary, within 360 days after the sale or transfer of such property, (1) applies the Net Cash Proceeds from such sale, first, to the purchase, acquisition or construction of property or assets to be used in the business of the Company and its Restricted Subsidiaries (which includes the entering into, within such 360 day period, of any agreement for such purchases, acquisition or construction of property or assets) and, second, to the repayment or reduction of certain unsubordinated Indebtedness or as working capital for general corporate purposes and (2) treats (no later than the end of such 12-month period referred to in clause (1) above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1) above) as Sale Excess Proceeds.

                                  ARTICLE SIX

                    Consolidation, Merger and Sale of Assets

     SECTION 6.01.  When Company May Merge, Etc.

     The Company shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person or permit any other Person to consolidate with or merge with or into the Company, or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

          (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under (a) the laws of the United States or any State thereof or the District of Columbia, (b) the laws of the Republic of Liberia, (c) the laws of the Commonwealth of the Bahamas or (d) the laws of any other country recognized by the United States of America and which, in the case of any of (a), (b),
     (c) or (d), shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in the form satisfactory to the Trustee, all of the Company's obligations under this Indenture and, if applicable, the Security Documents;

          (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) and its Restricted Subsidiaries is equal to or greater than that of the Company and its Restricted Subsidiaries immediately prior to the transaction;

          (4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary at the time of the transaction, (A) unless and until the Termination and

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

     Release shall have occurred, the Company (including any successor entity to the Company) could incur at least $1.00 of additional indebtedness pursuant to the provisions of Section 4.03 and (B) following the occurrence of the Termination and Release, the Restricted Subsidiary could incur at least $1.00 of additional indebtedness pursuant to Section 5.03.

          (5) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of (x)
     Section 4.08 prior to the occurrence of the Termination and Release or (y)
     Section 5.02 following the occurrence of the Termination and Release, the Company or the successor entity to the Company shall have secured the Securities as required by Section 4.08 or Section 5.02, as the case may be; and

          (6) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) and clause (4) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

     SECTION 6.02.  Successor Substituted.

     Upon any consolidation or merger, or any transfer, sale, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 6.01(a) of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                 ARTICLE SEVEN

                              Default and Remedies

     SECTION 7.01.  Events of Default.

     An "Event of Default" shall occur with respect to the Securities if:

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

          (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and such default continues for a period of 30 days;

          (c) the Company defaults in the deposit of any Sinking Fund or other mandatory redemption payment, when and as due by the terms of this Indenture;

          (d) the Company or, if prior to the occurrence of the Termination and Release, any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in this Indenture or under the Securities or in the Security Documents, if applicable, and such default or breach continues for a period of 30 consecutive days after the date on which written notice of such default or breach, requiring the Company or a Guarantor to remedy the same, shall have been given to the Company or such Guarantor by the Trustee, or to the Company, such Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding aggregate principal amount of $10 million or more individually or $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled (by cure, waiver or otherwise) within 30 days of such acceleration; provided, however, that any secured Indebtedness in excess of the limits set forth above shall be deemed to have been declared due and payable if the lender in respect thereof takes any action to enforce a security interest against, or an assignment of, or to collect on, seize, dispose of or apply any assets of the Company or its Subsidiaries (including lock-box and other similar arrangements) securing such Indebtedness, or to set off against any bank account of the Company or its Subsidiaries (in excess of $10 million);

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million individually or $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess

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

     of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) the Company or any Restricted Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Restricted Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (g);

          (h) the Company and/or one or more of its Restricted Subsidiaries fails to make (i) at the final (but not any interim) fixed maturity of any issue of Indebtedness a principal payment of $10 million or more or (ii) at the final (but not any interim) fixed maturity of more than one issue of such Indebtedness principal payments aggregating $20 million or more and, in the case of clause (i), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (ii), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (ii) to exceed $20 million;

          (i) if, prior to the occurrence of the Termination and Release, any Security Document ceases to be in full force and effect for a period of 30 days; or

          (j) if, prior to the occurrence of the Termination and Release, any Charter ceases to be in full force and effect or is repudiated prior to the expiration of the term of such Charter.

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

     SECTION 7.02.  Acceleration.

     If an Event of Default (other than an Event of Default specified in clause
(g) of Section 7.01 of this Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable, as specified below. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) or (h) of Section 7.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (d) or (h) of Section 7.01 shall be remedied or cured by the Company and/or the relevant Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) of Section 7.01 of this Indenture occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if
(a) the Company has paid or deposited with the Trustee a sum sufficient to pay
(i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities, (b) all existing Events of Default, other than the non-payment of the principal of the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 7.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or, unless and until the Termination and Release shall have occurred, the Security Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

     SECTION 7.04.  Waiver of Past Defaults.

     Subject to Sections 7.02, 7.07 and 12.02, the Holders of at least a majority in principal amount of the Outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in subsection (a) or subsection (b) of Section 7.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each Outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 7.05.  Control by Majority.

     The Holders of at least a majority in aggregate principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that shall expose the Trustee to personal liability; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 7.05.

     SECTION 7.06.  Limitation on Suits.

     A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.

     For purposes of Section 7.05 and this Section 7.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 7.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest on such Security on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 7.08.  Collection Suit by Trustee.

     If an Event of Default in payment of principal, premium or interest specified in subsection (a), subsection (b) or subsection (c) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or, prior to the occurrence of the Termination and Release, the Guarantors, or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or, prior to the occurrence of the Termination and Release, in any Security Document, Charter or policy or contract of insurance assigned to the Trustee pursuant to any Assignment of Insurance, or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, subject however to Section
7.05. The Trustee may, while an Event of Default has occurred and is continuing, direct that payments for any loss, damage or expense covered by insurance assigned to the Trustee pursuant to any Assignment of Insurance and any other amounts assigned to the Trustee thereunder be made directly to the Trustee.

     SECTION 7.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07) and the Holders allowed in any judicial proceedings relative to the Company or, prior to the occurrence of the Termination and Release, any Guarantor, or any other obligor of the Securities, its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 7.10.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good

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

faith of the claims or defenses made by the party litigant. This Section 7.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

     SECTION 7.11.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 7.12.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.06 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 7.13.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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

                                 ARTICLE EIGHT

                                    Trustee

     SECTION 8.01.  General.

     The duties and responsibilities of the Trustee shall be as provided by the TIA and as specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Eight.

     SECTION 8.02.  Certain Rights of Trustee.

     Subject to TIA Sections 315(a) through (d):

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 11.04 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

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

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith; and

     (vi) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or involving the exercise of any right, duty, trust or power conferred upon the Trustee under the TIA or this Indenture.

     SECTION 8.03.  Individual Rights of Trustee.

     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 8.04.  Trustee's Disclaimer.

     The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

     SECTION 8.05.  Notice of Default.

     If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

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

     SECTION 8.06.  Reports by Trustee to Holders.

     Within 60 days after each January 1, beginning with January 1, 1997, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such January 1, if required by TIA Section 313(a).

     SECTION 8.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Securities, the Investment Account Agreement and the Cash Collateral Account Agreements, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Securities, the Investment Account Agreement and the Cash Collateral Account Agreements.

     To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in subsection (f) or subsection (g) of Section 7.01, the expenses and the compensation for the services shall be intended to constitute expenses of administration under the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     SECTION 8.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

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

     The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

          (i)  the Trustee fails to comply with Section 8.10 of this Indenture;

          (ii)  the Trustee is adjudged a bankrupt or an insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 8.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If the Trustee fails to comply with Section 8.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligation under Section 8.07 shall continue for the benefit of the retiring Trustee.

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

     SECTION 8.09.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     SECTION 8.10.  Eligibility.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

     SECTION 8.11.  Money Held in Trust.

     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eleven.

     SECTION 8.12.  Withholding Taxes.

     The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it shall file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it shall deliver to each holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

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                                  ARTICLE NINE

                             Release of Collateral

     The provisions of this Article Nine shall continue in effect until the occurrence of the Termination and Release, at which time they shall terminate and have no further force or effect.

     SECTION 9.01. Possession, Etc., by Company; Dispositions Without Release.

     In the absence of an Event of Default, subject to the Granting Clauses and the provisions of this Article Nine and the Security Documents, the Company shall be suffered and permitted to possess, charter, lease, use, manage, operate and enjoy the Trust Estate (other than any cash constituting part of the Trust Estate and deposited or required to be deposited with the Trustee in the Investment Account or for any payment on or redemption of any Securities) and to the extent specifically permitted by this Indenture, to collect, receive, use, invest and dispose of the rents, hires, issues, tolls, profits, revenues and other income from the Trust Estate (other than from any cash constituting part of the Trust Estate and deposited or required to be deposited with the Trustee in the Investment Account or for payment on or redemption of any Securities) and to deal with, exercise any and all rights under, receive and enforce performance under, and adjust and settle all matters relating to current performance of, choses in action, leases, charters and contracts. In addition to and notwithstanding the foregoing, the Company shall be suffered and permitted, freely and without hindrance on the part of the Trustee or of the Holders, to maintain, improve, alter, repair and modify (and to permit any maintenance, improvement, alteration, repair or modification of) the Mortgaged Vessels or any part thereof and to replace (or permit the replacement of) any part of the Mortgaged Vessels, provided that, unless and until the Termination and Release shall have occurred, such maintenance, improvement, alterations, repairs, modifications or replacements are in accordance with any applicable provision of the Security Documents, Charters or any Subsequent Charters pertaining thereto and do not materially and adversely affect the value, performance, characteristics or efficiency of the Mortgaged Vessel or the ability of the relevant Guarantor to perform the corresponding Charter.

     The Company shall have the right, from time to time, without any release from or consent by or notice to the Trustee,

          (a) to sell or otherwise dispose of and to permit any sale or other disposition of, free from the Lien of this Indenture and the First Preferred Ship Mortgages, any Incidental Asset and any investment, security or instrument (other than Capital Stock of a Guarantor) pursuant to Section 4.09(c). In the event that other property or assets shall

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

     be substituted for an Incidental Asset that is sold or disposed of, such substituted property shall forthwith become, without further action, subject to the Lien of this Indenture and the applicable First Preferred Ship Mortgage; and no purchaser of any such property shall be bound to inquire into any question with respect to the right of the Company to sell or otherwise dispose of the same free from the Lien of this Indenture and the First Preferred Ship Mortgages; and

          (b) so long as no Event of Default has occurred and is continuing, to receive, funds, if any, deposited in any Cash Collateral Account from time to time.

     SECTION 9.02.  Releases.

     Subject to and in compliance with Section 4.09(c), any Guarantor may remove and replace parts of its Mortgaged Vessel, the sale or other disposition of which is not expressly provided for elsewhere in this Indenture free from the Lien of this Indenture and such Guarantor's First Preferred Ship Mortgage upon receipt by the Trustee of the following documents (each dated no more than 5 days prior to the date of any proposed sale or other disposition):

          (a) An Officers' Certificate as to the following:

             (1) The removal and replacement of the parts in question shall: (i) be carried out in accordance with good operating and maintenance practice, consistent with the terms of the Indenture, any applicable Security Document and the corresponding Charter or Subsequent Charter and (ii) not adversely affect the ability of the Company and the Guarantor in question to satisfy their respective maintenance and operating covenants under the Indenture or any Security Document;

             (2) No Event of Default has occurred and is continuing;

             (3) In the opinion of the signers, the proposed release shall not impair the security under this Indenture or any applicable Security Document or contravene the provisions hereof or thereof; and

             (4) The satisfaction of the other matters set forth in Section
        9.02.

          (b) The certificate or opinion of an Appraiser as to the Appraised Value of any property to be released from the Lien of the Indenture, which certificate or opinion shall state that in the opinion of the person making the same the proposed release shall not impair the security under the Indenture in contravention of the provisions thereof;

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

     provided that such a certificate or opinion of an Appraiser shall not be required if the Appraised Value thereof as set forth in the certificate or opinion required by this Subsection (b) is less than $25,000 or less than 1% of the aggregate principal amount of the Securities at the time Outstanding and provided further that such a certificate or opinion of an Appraiser shall be a certificate or opinion of an Independent Appraiser if the Appraised Value thereof as set forth in the certificate or opinion required by this Subsection (b) is greater than $1,000,000.

        (c) Either:

             (1) Cash equal to the fair value set forth in the certificate or opinion delivered pursuant to clause (b) above to be held in the Investment Account; or

             (2) (i) an Officer's Certificate certifying that the property being released has been or promptly shall be replaced with property (the "Replacement Property") with an Appraised Value to the Company or the appropriate Guarantor at least equal to the Appraised Value of the property being released; and (ii) a certificate or opinion of an Appraiser as to the Appraised Value to the Company or such Guarantor of the Replacement Property.

          (d) An Opinion of Counsel as to the following:

             (1) all conditions precedent in this Indenture to such release have been complied with;

             (2) the certificates, opinions and other instruments and/or cash that have been or are being delivered to, or deposited and pledged with, the Trustee conform to the requirements of this Indenture and the property for which release is being sought may be lawfully released from the Lien of this Indenture and all applicable Security Documents; and

             (3) The satisfaction of the other matters set forth in this Section 9.02.

     Notwithstanding the foregoing, any Guarantor may remove and replace parts of its Mortgaged Vessel free from the Lien of the Indenture and such Guarantor's First Preferred Ship Mortgage without complying with the foregoing documentation requirements (i) to the extent expressly permitted pursuant to Section 1.11(e) of such Guarantor's First Preferred Ship Mortgage or (ii) if the Termination and Release shall have occurred.

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

     SECTION 9.03. Sale or Disposition of Mortgaged Vessel Asset or Loss of a
                   Mortgaged Vessel.

     (a) Subject to and in compliance with Sections 4.09(a) and 4.09(b), the Company and the Guarantors may sell a Mortgaged Vessel Asset upon proper Application to the Trustee. In connection with any such sale, the Trustee shall release such Mortgaged Vessel Asset from the Trust Estate, from the Liens of this Indenture and the applicable Security Documents upon receipt from or on behalf of the Company or the applicable Guarantor by the Trustee of the following:

          (i) An Officers' Certificate of the Company and such Guarantor, dated not less than 30 days prior to the proposed sale or disposition of such Mortgaged Vessel Asset, setting forth in substance as follows:

             (A) a description of the terms of the proposed transfer and a statement that the sale is to a Person who is not an Affiliate of the Company and that, in the opinion of the signers, such sale shall be effected in a commercially reasonable manner and attaching thereto a Board Resolution to such effect and final forms of documents evidencing such transfer;

             (B) that no Event of Default has occurred and is continuing;

             (C) a statement that the sale of the Mortgaged Vessel Asset complies with the provisions of Sections 4.09(a) and 4.09(b);

             (D) instructing the Trustee to apply the proceeds of such sale to the redemption of Securities pursuant to Section 3.04(a) or notifying the Trustee of the Company's election to substitute, in accordance with
        Section 3.04(b), a Qualified Substitute Vessel for the Mortgaged Vessel Asset to be sold; and

             (E) that, in the opinion of the signers, the proposed release shall not impair the security under this Indenture or any of the Security Documents (other than those to be released in connection with such sale) in contravention of the provisions hereof or thereof and that all conditions precedent herein and therein provided for relating to such release have been complied with.

          (ii) A certificate of an Independent Appraiser, dated not more than 40 days prior to the date of the Application for such release, stating the Appraised Value, in the Appraisers' opinion, at the date of the proposed release, of the Mortgaged Vessel Asset to be released and the Mortgaged Vessels remaining after giving effect to such release.

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

          (iii) An Opinion of Counsel dated not more than 5 days prior to the date of the Application setting forth in substance as follows:

             (A) that all conditions precedent herein provided for relating to such release have been complied with; and

             (B) that the certificates, opinions and other instruments and cash that have been or are therewith delivered to, or deposited with, the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Application, the property for which release is being sought may be lawfully released from the Lien of this Indenture and the Security Documents.

          (iv) For deposit in the Investment Account pending application as provided in Section 3.04, funds in the amount required pursuant to Section 4.09(a)(v); provided, however, that notwithstanding Section 4.09(a)(v), if such receipt of funds occurs during the continuation of an Event of Default, such amount shall be equal to the greater of (i) the Net Cash Proceeds from the sale of such Mortgaged Vessel Asset, as certified pursuant to this Section 9.03 and (ii) the Sale Redemption Amount.

For purposes of clarification, this Section 9.03(a) shall not apply after the Termination and Release shall have occurred.

     (b) In connection with any Event of Loss with respect to a Mortgaged Vessel, the Trustee shall release the Lost Mortgaged Vessel from the Trust Estate, from the Liens of this Indenture and the applicable Security Documents upon receipt from or on behalf of the Company of funds, for deposit in the Investment Account pending application as provided in Section 3.03, in an amount equal to the Loss Redemption Amount; provided, however, that if such receipt of funds occurs during the continuation of an Event of Default, such amount shall be equal to the greater of (i) the Event of Loss Proceeds with respect to such Event of Loss and (ii) the Loss Redemption Amount. For purposes of clarification, upon the occurrence of the Termination and Release, the Trustee shall release the Lost Mortgaged Vessel from the Trust Estate, from the Liens of this Indenture and the applicable Security Documents without such receipt of funds.

     SECTION 9.04. Release upon Redemption or Retirement of Securities.

     Prior to the occurrence of the Termination and Release, in the event that the Company redeems Securities or the Company acquires and delivers to the Trustee for cancellation Securities, in each case in an aggregate principal amount not theretofore applied pursuant to this provision in excess of $10 million, the Company may request the Trustee to release a Mortgaged Vessel Asset from the Trust Estate and from the Liens of this Indenture and the Security
Documents: (a) provided that (i) the Appraised Value of such Mortgaged Vessel

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

at the time of such release does not exceed 133% of the aggregate principal amount of the Securities so redeemed, acquired or retired and (ii) the Loan To Value Ratio after giving effect to such release does not exceed the applicable Maximum Loan To Value Ratio in effect at the time of such release, using the Appraised Value of the remaining Mortgaged Vessels at the time of and after giving effect to such release to calculate such Loan to Value Ratio; and (b) upon receipt from or on behalf of the Company by the Trustee of the following:

          (i) An Officers' Certificate of the Company, dated not less than 30 days prior to the date of the Application for such release of the Mortgaged Vessel, setting forth in substance as follows:

             (1) that no Event of Default has occurred and is continuing;

             (2) a statement that all conditions precedent relating to such release have been complied with.

          (ii) A certificate of an Independent Appraiser, dated not more than 40 days prior to the date of the Application for such release, stating the Appraised Value, in the Independent Appraisers' opinion, at the date of the proposed release, of the Mortgaged Vessel to be released and the Mortgaged Vessels remaining after giving effect to such release.

          (iii) An Opinion of Counsel dated not more than 5 days prior to the date of the Application setting forth in substance as follows:

             (1) that all conditions precedent herein provided for relating to such release have been complied with; and

             (2) that the certificates, opinions and other instruments and cash that have been or are therewith delivered to, or deposited with, the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Application, the property for which release is being sought may be lawfully released from the Lien of this Indenture and the Security Documents.

     SECTION 9.05.  Powers Exercisable Notwithstanding Default.

     While in possession of the Trust Estate (other than any cash constituting part of the Trust Estate and deposited or required to be deposited with the Trustee in the Investment Account or any Cash Collateral Account or for payment on or redemption of any Securities), the Company may exercise the powers conferred upon it in the Sections of this Article Nine even though it is prohibited from doing so while an Event of Default exists as provided therein, if the

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

Trustee in its discretion, or the Holders of a majority in aggregate principal amount of the Securities Outstanding, shall consent to such action, in which event none of the instruments required to be furnished to the Trustee under any of such Sections as a condition to the exercise of such powers needs state that no Event of Default has occurred and is continuing as provided therein.

     SECTION 9.06.  Purchaser Protected.

     No purchaser in good faith of property purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other disposition. Any release executed by the Trustee under this Article shall be sufficient for the purpose of this Indenture and shall constitute a good and valid release of the property therein described from the Lien hereof and the Liens of the Security Documents.

     SECTION 9.07.  Change of Flag.

     Prior to the occurrence of the Termination and Release, so long as no Event of Default shall have occurred and be continuing, the Company or any Guarantor, at any time and from time to time, may cause record ownership and other documentation with respect to one or more Mortgaged Vessels to be transferred from Liberia to the Bahamas, or from the Bahamas to Liberia. The Trustee shall release such Mortgaged Vessel from the First Preferred Ship Mortgage covering such Vessel upon receipt by the Trustee of the following:

          (a) a First Preferred Ship Mortgage under the laws of the new jurisdiction covering such Mortgaged Vessel and, to the extent necessary, Security Documents amended to reflect such new First Preferred Ship Mortgage;

          (b) evidence from the shipping registry in the new jurisdiction that such Mortgaged Vessel has been duly registered under the laws of such jurisdiction and that a First Preferred Ship Mortgage under the laws of such jurisdiction was duly received for recording and was recorded in the ship registry office of the new jurisdiction in accordance with the laws of such jurisdiction and creating a first preferred mortgage lien on such Mortgaged Vessel;

          (c) a report of an insurance broker as required by Section 1.15(a)(iii) of the First Preferred Ship Mortgage with respect to the insurance policies maintained by the owner of such Vessel in respect of such Vessel, which report shall include loss payable clauses substantially in the form set forth in Schedule I and Schedule II to the First Preferred Ship Mortgages;

          (d) an Officer's Certificate of the Company and such Guarantor dated as of the date of the transfer of registry of such vessel setting forth in substance as follows:

             (i) that no Event of Default has occurred and is continuing;

             (ii) that each of the First Preferred Ship Mortgage and other agreements executed and delivered by the Company or such Guarantor pursuant to this Section 9.07 or in connection with the transfer of registry to the new jurisdiction (the "Change of Flag Documents") have been duly authorized, executed and delivered by, and is a valid and binding agreement of, the relevant Guarantor, enforceable against such Guarantor in accordance with its terms;

             (iii) that the execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under the Change of Flag Documents, and the consummation of the transactions contemplated thereby, (A) shall not contravene (1) any provision of applicable law,
        (2) the certificate or articles of incorporation or by-laws of such Guarantor or any of its subsidiaries, (3) any agreement or other instrument binding upon such Guarantor or any of its subsidiaries that is material to such Guarantor and its subsidiaries taken as a whole, or
        (4) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Guarantor or any of its subsidiaries, (B) shall not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Guarantor or any of its subsidiaries, except pursuant to the terms of the Indenture and the relevant Security Documents, or constitute a default under any agreement, contract, ordinance, license or permit, and
        (C) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Guarantor of its obligations under the charge of Flag Documents;

             (iv) that neither such Guarantor nor any of its subsidiaries is (A) in violation of its certificate or articles of incorporation or by-laws,
        (B) in violation of any law, administrative regulation, ordinance, order, judgment or decree of any court or governmental agency, arbitration panel or authority applicable to such Guarantor or any of its subsidiaries or any of its respective properties or assets, which violation would have a material adverse effect upon such Guarantor and its subsidiaries, taken as a whole, or (C) in violation of or default under any obligation, agreement, covenant or condition contained in any contract, indenture, time charter, agreement for freight or hire, lease, loan agreement, bond, debenture, mortgage, deed of trust, note or any other evidence of indebtedness to which such Guarantor or any of its subsidiaries is a party or by which such Guarantor or any of its subsidiaries is bound or to which any of their respective properties or assets are bound or subject, which violation or default would have a material adverse effect upon the Company and its subsidiaries, taken as a whole, or on such Guarantor, and no condition or event has occurred which, with notice or lapse of time or both would constitute a default under any such document or instrument or result in the imposition of any penalty or acceleration of any indebtedness which default, penalty or acceleration would have a material adverse effect on such Guarantor;

          (v) that such Guarantor has good and marketable title, free and clear of all Liens, to the relevant Mortgaged Vessel except such Liens as are imposed pursuant to the Indenture and any relevant Security Document and Permitted Liens;

          (vi) the representations and warranties made by such Guarantor in the Change of Flag Documents with respect to such Mortgaged Vessel are true and correct;

          (vii) that such Guarantor is Solvent (as used herein, the term "Solvent" means that (A) the fair market value of the assets of such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of such Guarantor, (B) the present fair saleable value of the assets of such Guarantor is greater than the amount that shall be required to pay the probable liabilities of such Guarantor on its debts as they become absolute and matured, (C) such Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such Guarantor does not have an unreasonably small capital); and

          (viii) that simultaneously with such change in registration a valid first priority security interest in such Mortgaged Vessel shall have been created and perfected under the laws of the new jurisdiction; and

          (e)  an Opinion of Counsel setting forth in substance as follows:

          (i) that all conditions precedent herein relating to such release have been complied with;

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

             (ii) that the certificates, opinions and other instruments that have been delivered to the Trustee conform to the requirements of the Indenture and the Security Documents;

             (iii) that such Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate the properties used in its business and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on such Guarantor and its subsidiaries, taken as a whole;

             (iv) that each of the Change of Flag Documents delivered pursuant to Section 9.07 has been duly authorized, executed and delivered by, and is a valid and binding agreement of such Guarantor enforceable against such Guarantor, in accordance with its terms, except as (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (C) certain provisions of the Change of Flag Documents delivered pursuant to Section 9.07 are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of such agreements and each such agreement contains adequate provisions for enforcing performance of the obligations under such agreements and for the practical realization of the rights and benefits afforded thereby;

             (v) that the execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under, the Change of Flag Documents delivered pursuant to Section 9.07 to which it is a party, and the consummation of the transactions contemplated thereby,
        (A) shall not contravene (1) any provision of applicable law, (2) the certificate or articles of incorporation or by-laws of such Guarantor or any of its subsidiaries, (3) any agreement or other instrument binding upon such Guarantor or any of its subsidiaries that is material to such Guarantor and its subsidiaries, taken as a whole, or (4) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or Court having jurisdiction over such Guarantor or any subsidiary, (B) shall not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Guarantor or any of its subsidiaries, except pursuant to the terms of the Indenture and the Security Documents, or constitute a default under any agreement, contract, ordinance, license or permit, and (C) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Guarantor of its obligations under the Change of Flag Documents delivered pursuant to
        Section 9.07 to which it is a party;

             (vi) such Guarantor has title of record to such Mortgaged Vessel, free and clear of all Liens, except for such Liens as are imposed pursuant to the Indenture and any relevant Security Document;

             (vii) the First Preferred Ship Mortgage delivered pursuant to
        Section 9.07 was duly received for recording in the ship registry office of the new jurisdiction in accordance with the laws of the ship registry office of the new jurisdiction and creates the first preferred mortgage lien covering such Mortgaged Vessel which it purports to create, with the First Preferred Ship Mortgage being a first preferred mortgage lien on such Mortgaged Vessel;

             (viii) neither such Guarantor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the new jurisdiction;

             (ix) under the laws of the new jurisdiction, such Guarantor may validly and effectively agree that the validity, construction and performance of each of the Indenture and the Security Documents (other than the First Preferred Ship Mortgage) and all rights of the Trustee thereunder shall be governed by and construed in accordance with the laws of the State of New York. Such choice of law is a valid choice of law respecting the Indenture and the Security Documents (other than the First Preferred Ship Mortgage) and the submission by such Guarantor to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, in connection with all transactions arising out of the Indenture and the Security Documents is a valid submission to the jurisdiction of such courts. In the event a judgment of such courts against such Guarantor was obtained after service of process in the manner specified in the Indenture or any Security Document, the same would be enforced by the courts of the new jurisdiction without a further review on the merits unless: (A) the judgment was obtained by fraud; (B) the judgment was given in a manner contrary to natural justice, or the judgment was given in a manner contrary to the public policy of the new jurisdiction; (C) the judgment was in a case in which the defendant did not appear or in which an authorized person did

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

        not appear in such defendant's behalf; (D) the judgment was not for a specific, ascertained sum of money; or (E) the judgment was not final and conclusive in accordance with the laws of the jurisdiction in which the judgment was obtained; and

             (x) that the Change of Flag Documents create valid security interests enforceable against the Guarantor party thereto with respect to the collateral subject thereto as security for the performance of the obligations secured thereby.

     After an Event of Default shall have occurred and be continuing, the Trustee may direct the Company to cause, and, if so directed, the Company shall cause, one or more Mortgaged Vessels to be transferred from Liberian flag to Bahamian flag or from Bahamian flag to Liberian flag in accordance with this
Section 9.07. The Company and each Guarantor hereby appoint the Trustee the true and lawful attorney of the Company and each Guarantor, irrevocably, with full power (which power shall be deemed coupled with an interest) (in the name of the Company or each Guarantor or otherwise) to take all actions necessary to effect such transfer of flag in accordance with this Section 9.07.

     For purposes of clarification, this Section 9.07 shall not apply after the Termination and Release shall have occurred.

     SECTION 9.08.  Tender of a Qualified Substitute Vessel.

     (a) Prior to the occurrence of the Termination and Release, on the date on which a Qualified Substitute Vessel shall be tendered for delivery to the Trust Estate (a "Vessel Tender Date"), the Company shall deliver to the Trustee, or shall cause the owner of such vessel, which shall be a Wholly Owned Subsidiary of the Company (the "Tendered Vessel Owner"), to deliver to the Trustee, as the case may be, the following documents:

          (i) a Subsidiary Guarantee of the Tendered Vessel Owner dated the Vessel Tender Date;

          (ii) a First Preferred Ship Mortgage with respect to such Vessel dated the Vessel Tender Date and (x) in the case of a Liberian Vessel, such First Preferred Ship Mortgage shall have been duly received for recording in the office of the Deputy Commissioner for Maritime Affairs of the Republic of Liberia at the Port of New York and duly recorded, all in accordance with the laws of the Republic of Liberia, or (y) in the case of a Bahamian Vessel, such Preferred Ship Mortgage shall have been duly received for recording in the office of The Registrar of Bahamian Shipping, all in accordance with the laws of the Commonwealth of the Bahamas;

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

          (iii) a Charter with respect to such Vessel, and certified by the Company to be true and correct, the term of which shall not expire prior to
               , 2008;

          (iv) an Assignment of Time Charter with respect to such Vessel dated the Vessel Tender Date and acknowledgments and consents to such assignment;

          (v) an Assignment of Freights and Hires with respect to such Vessel dated the Vessel Tender Date;

          (vi) an Assignment of Insurance with respect to such Vessel dated the Vessel Tender Date;

          (vii) a Cash Collateral Account Agreement dated the Vessel Tender
     Date;

          (viii) an Assumption Agreement, dated the Vessel Tender Date pursuant to which the Tendered Vessel Owner assumes all of the obligations of a Guarantor under this Indenture;

          (ix) a Pledge Agreement, dated the Vessel Tender Date pursuant to which the Company pledges all of the Capital Stock of the Tendered Vessel Owner to the Trustee;

          (x) the stock certificates representing all of the Capital Stock of the Tendered Vessel Owner, together with stock powers executed in blank;

          (xi) the irrevocable proxy of the Company required pursuant to the Pledge Agreement delivered to the Trustee pursuant to paragraph (ix) above;

          (xii) a Certificate of an Independent Appraiser dated not more than 30 days prior to the Vessel Tender Date stating that such Vessel is either a tanker or oil/bulk/ore carrier having at least 80,000 dwt, completed no earlier than 1991 and no earlier than one year prior to the date of completion of the Vessel for which it is being substituted; and having an Appraised Value at least equal to (and being in as good operating condition as) such Mortgaged Vessel assuming compliance by the owner of such Mortgaged Vessel with all the terms of the applicable First Preferred Ship Mortgage;

          (xiii) a Certificate of an Independent Appraiser dated not more than 30 days prior to the Vessel Tender Date setting forth its determination of the Appraised Value of all of the Mortgaged Vessels as of its date and a Certificate of an Officer of the Company setting forth his determination of the Vessel Percentage for each of the Mortgaged Vessels calculated in accordance with the definition of Vessel Percentage and using such Appraised Values and after giving effect to the mortgage of such Vessel;

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

          (xiv) the documents required by Section 1.15(a)(iii) of the First Preferred Ship Mortgages with respect to the insurance policies maintained by the owner of such Vessel in respect of such Vessel, which report shall include loss payable clauses substantially in the form set forth in
     Schedule I and Schedule II to the First Preferred Ship Mortgages;

          (xv) a classification certificate for such Vessel from such Vessel's classification society, dated as of a date not more than 10 days prior to the Vessel Tender Date and indicating that such Vessel is "in-class";

          (xvi) a certificate of ownership and encumbrances from the official registry of such Vessel reflecting ownership by only the Tendered Vessel Owner and reflecting the First Preferred Ship Mortgage as the only Lien of record;

          (xvii) evidence satisfactory to the Trustee to the effect that all Indebtedness outstanding with respect to such Vessel has been repaid and that all security granted by, or covering assets or property of, the Company or any Guarantor with respect to such Indebtedness shall have been released;

          (xviii) a solvency certificate substantially in the form of Exhibit O hereto;

          (xix) a Certificate of an Officer the Company as to the matters set forth in Exhibit M hereto;

          (xx) an Opinion of Counsel as to the matters set forth in Exhibit N hereto; and

          (xxi) such other documents and certificates as are reasonably requested by the Trustee or its counsel.

     (b) In the case of a tender for delivery of a Qualified Substitute Vessel to the Trust Estate pursuant to this Section 9.08, the application of funds with the Trustee and held in the Investment Account shall be as provided in Article Ten.

                                  ARTICLE TEN

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

                          Application of Trust Moneys

     SECTION 10.01.  "Trust Moneys" Defined.

     All moneys received by the Trustee

          (a) unless and until the Termination and Release shall have occurred, pursuant to the Charters, any Subsequent Charters, the Assignments of Time Charter and the Assignments of Freights and Hires, or

          (b) unless and until the Termination and Release shall have occurred, as compensation for, or proceeds of sale of, any part of the Trust Estate, upon a sale, Event of Loss, or other disposition thereof, including, without limitation, a taking by eminent domain, or

          (c) unless and until the Termination and Release shall have occurred, as proceeds from insurance contracts and policies pursuant to the Assignments of Insurance, other than proceeds under any protection and indemnity or other liability insurance payable to the Trustee as an assured to indemnify the Trustee or reimburse it for any loss, damage or expense incurred by it, or

          (d) as a deposit for application to redemption of Securities pursuant to Article Three, or

          (e) as proceeds from any sale or other disposition of the Trust Estate by the Trustee upon occurrence of an Event of Default, or

          (f) as proceeds from the investment of Trust Moneys, or

          (g) unless and until the Termination and Release shall have occurred, from the Guarantors pursuant to Subsidiary Guarantees or other Security Documents, or

          (h) unless and until the Termination and Release shall have occurred, maintained in the Cash Collateral Accounts or the Investment Account (including investment income thereon),

          (i) as a deposit pursuant to Article Eleven, or

          (j) for application under this Article Ten as elsewhere herein provided, or whose disposition is not elsewhere herein otherwise specifically provided for (all such moneys being herein sometimes called "Trust Moneys") shall be held by the Trustee,

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

     except as otherwise provided in this Article, as a part of the Trust Estate and all or any part of the Trust Moneys may be withdrawn, and shall be paid or applied by the Trustee from time to time, as provided in this Article Ten, inclusive.

     Upon the occurrence of the Termination and Release, all Trust Moneys shall be paid to or upon the direction of the Company.

     SECTION 10.02. Application of Funds Pursuant to Assignments of Time
                    Charters.

     For so long as no Event of Default has occurred and is continuing, any amount paid pursuant to the Charters, Subsequent Charters, Assignments of Time Charters and Assignments of Freights and Hires and received by the Trustee in any Cash Collateral Account, shall be paid to or upon the direction of the Company. Following the occurrence of the Termination and Release, no Trust Moneys shall be required to be paid to the Trustee pursuant to the Charters, Subsequent Charters, the Assignment of Time Charter and the Assignment of Freights and Hires.

     SECTION 10.03. Application of Funds Held in the Investment Account.

     Prior to the occurrence of the Termination and Release, for so long as no Event or Default has occurred and is continuing, any amount received by the Trustee in the Investment Account shall be invested pursuant to and in compliance with the Company's Investment Account Agreement and applied pursuant to the terms of this Indenture. For purposes of clarification, (i) upon the occurrence of the Termination and Release, all moneys received by the Trustee in the Investment Account shall be paid to or upon the direction of the Company and
(ii) following the occurrence of the Termination and Release, no moneys shall be deposited into the Investment Account. For so long as no Event of Default has occurred and is continuing, any Trust Moneys deposited with the Trustee for any payment on or redemption of any Securities shall be applied by the Trustee to such payment or redemption as provided in this Indenture upon delivery to the Trustee of an Officer's Certificate pursuant to Section 13.04.

     SECTION 10.04.  Application of Sale or Event of Loss Proceeds.

     Prior to the occurrence of the Termination and Release, for so long as no Event of Default has occurred and is continuing, sale proceeds from the sale of any portion of the Trust Estate, and insurance or other payments constituting Event of Loss Proceeds received by the Trustee pursuant to this Indenture, a First Preferred Ship Mortgage or the Security Documents upon or in connection with the occurrence of an Event of Loss with respect to a Mortgaged Vessel or any Assignment of Insurance, shall in each case be held in the Investment

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

Account for application pursuant to Section 3.03, 3.04 or 4.09(b) and shall be applied in the following order of priority:

          first, to the Trustee for amounts due under Section 8.07;

          second, in the event of a redemption of Outstanding Securities pursuant to Section 3.03 or Section 3.04, to redeem Outstanding Securities pursuant thereto; and

          third, the balance, if any, of such payment remaining thereafter shall be distributed to the Company or as directed by Company Request upon receipt of an Officer's Certificate of the Company setting forth in substance as follows: (i) that no Event of Default has occurred and is continuing; and (ii) that Section 3.03 or Section 3.04, as the case may be, has been complied with and that the proposed use of such funds complies with the provisions of Section 3.03 or Section 3.04, as the case may be.

     For purposes of clarification, no moneys shall be held in the Investment Account following the occurrence of the Termination and Release.

     SECTION 10.05. Payment During Continuance of an Event of Default Prior to
                    Acceleration.

     For so long as an Event of Default (other than an Event of Default specified in Section 7.01(g)) shall have occurred and be continuing and no declaration of acceleration shall have been made pursuant to Section 7.02, Trust Moneys shall be applied by the Trustee in the following order of priority:

          first, to the Trustee for amounts due under Section 8.07;

          second, to pay in full the aggregate unpaid principal amount of all Outstanding Securities then due, plus the accrued but unpaid interest thereon to the date of payment, to the Holders of such Securities, ratably, without priority of one over the other;

          third, to continue to hold an amount equal to the principal amount of all Outstanding Securities plus the amount necessary to pay all scheduled
     interest payments on the Outstanding Securities through           , 2008
     and any income or earnings from the investment thereof until the Indenture shall be discharged; and

          fourth, the balance, if any, shall be distributed to the Company or as directed in a Company Request.

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

     For purposes of clarification, no Trust Moneys shall be held by the Trustee following the occurrence of the Termination and Release.

     SECTION 10.06.  Payment Following Acceleration.

     If the Trustee collects or holds any money pursuant to Article Seven or otherwise following a declaration of acceleration pursuant to Section 7.02 or the occurrence of an Event of Default specified in Section 7.01(g), it shall pay out the money in the following order of priority:

          first: to the Trustee for amounts due under Section 8.07;

          second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

          third: to the Company or any other obligors under the Securities, this Indenture or any Security Documents, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 10.06.

     SECTION 10.07.  Withdrawal of Insurance Proceeds.

     So long as no Event of Default has occurred and is continuing, to the extent that any Trust Moneys consist of proceeds of insurance on any part of the Trust Estate and to the extent that the disposition thereof is not governed by Sections 10.04 or 3.03, such amounts shall be paid by the insurers directly to the Company (or a Guarantor) or to the Trustee in accordance with the provisions of the related First Preferred Ship Mortgage.

     Proceeds of insurance constituting Trust Moneys required to be paid directly to the Trustee pursuant to the terms of any First Preferred Ship Mortgage shall, to the extent that the disposition thereof is not governed by Sections 10.04 or 3.03, be paid by the Trustee in accordance with the following procedures:

          (a) At least 20 days prior to the first date requested in a Company Request for withdrawal of such insurance proceeds, the Company shall deliver to the Trustee the following:

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

             (1) a Company Request: (A) stating that the Company or a specified Guarantor has made or intends to make certain repairs and/or replacements which shall be briefly described, (B) setting forth the amount and nature of any expenditures made or required to make such repairs and/or replacements (which amount, repairs and/or replacements shall be in accordance with that set forth in the Appraiser's Certificate described in (3) below) and an estimated schedule of necessary withdrawals of insurance proceeds and (C) certifying that upon completion of such repairs and/or replacements the relevant Mortgaged Vessel shall be in the operating condition and repair required to be maintained by this Indenture and the Security Documents;

             (2) an Officers' Certificate pursuant to Section 13.04;

             (3) an Appraiser's Certificate, stating, in the opinion of the signer, the repairs and/or replacements reasonably required to place the relevant Mortgaged Vessel in the operating condition and repair required to be maintained by this Indenture and the Security Documents and their cost; and

             (4) the certificate of the chief financial officer of the Company stating that such insurance proceeds together with other funds described in the Company Request as being available to the Company or the specified Guarantor for the repairs and/or replacements set forth in the Company Request shall be sufficient to complete such repairs and/or replacement within the period of time contemplated by the Company Request.

          (b) At least five Business Days prior to each scheduled withdrawal of insurance proceeds (including the first withdrawal), the Company shall deliver to the Trustee a Company Request requesting a payment on the specified withdrawal date and setting forth a detailed list of all expenditures incurred or to be incurred in connection with the repair and/or replacement in question prior to the next scheduled withdrawal and the portion thereof to be covered by the requested withdrawal and by other funds available to the Company or such Guarantor (specifying the source of such funds).

     Upon compliance with the foregoing provisions of this section, the Trustee shall, on the specified withdrawal date (which shall be a Business Day), pay an amount of Trust Moneys out of the insurance proceeds for the relevant occurrence equal to the amount of the expenditures or costs stated in each Company Request delivered pursuant to Subsection 10.07(a)(1) above.

     For purposes of clarification, no Trust Moneys shall be paid to or held by the Trustee following the occurrence of the Termination and Release.

     SECTION 10.08.  Application as Directed by Other Agreements.

     Except as otherwise provided in this Article Ten, any payments received by the Trustee, provision for the application of which is made in any Security Document, shall be applied to the purpose for which such payment was made in accordance with the terms of such Security Document. For purposes of clarification, no moneys shall be paid to or held by the Trustee pursuant to any Security Document following the occurrence of the Termination and Release.

     SECTION 10.09.  Application in Absence of Direction.

     Except as otherwise provided in this Article Ten,

          A. any payments received by the Trustee for which no provision as to the application thereof is made herein or in the Charters or any other Security Document, and

          B. any payments received by the Trustee under any Security Document, or otherwise, with respect to the Mortgaged Vessels after payment and performance in full of the Securities, as well as any amounts or moneys then held or thereafter received by the Trustee, shall be applied by the Trustee in the following order of priority:

          first, to the Trustee for amounts due under Section 8.07; and

          second, the balance, if any, shall be distributed to the Company or as directed in a Company Request.

     For purposes of clarification, following the occurrence of the Termination and Release, no moneys shall be paid to or held by the Trustee pursuant to the Charters or any other Security Document or with respect to the Mortgaged Vessels.

     SECTION 10.10.  Trustee's Right to Perform.

     Except as otherwise provided in Section 10.05, in the event that the Trustee shall incur any expense in performing any obligation of the Company or the Guarantor pursuant to Article Four which the Company or such Guarantor shall not have duly performed, the Trustee shall have a first priority claim against the Trust Estate and any funds distributable in respect thereof pursuant to this Article Ten to the extent that the Trustee shall have made written demand to the Company for the reimbursement of such expense and the Trustee shall not have

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

been paid therefor by or on behalf of the Company within 30 days thereafter. The Trustee is hereby authorized by the Company and each Guarantor to take such action as it shall deem necessary to protect and preserve the Lien of the Indenture and the Security Documents upon the Trust Estate and not suffer to be created any Lien or charge upon the Trust Estate or any part thereof or upon the income therefrom, other than as permitted by this Indenture, the Security Documents and the Charters. The Trustee is hereby authorized (but is not required) by the Company and each Guarantor from time to time, upon at least 15 days' prior written notice to the Company, to pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges lawfully levied or assessed or imposed upon the Mortgaged Vessels or the Trust Estate or any part thereof, and also all taxes and assessments and governmental charges lawfully levied or assessed upon the Lien or interest of the Trustee in the Trust Estate, so that the Lien of this Indenture and the Security Documents shall at all times be wholly preserved; provided, however, that the Company shall have the right to contest, or to cause to be contested, in good faith, by appropriate proceedings any such tax, assessment or governmental charge and, pending such contest, may cause the Trustee to defer the payment thereof so long as such deferred payment shall not, as stated in a written Opinion of Counsel satisfactory to the Trustee, subject the Mortgaged Vessels or the Trust Estate or any part thereof to forfeiture or loss or the First Preferred Ship Mortgages to loss of status as a preferred mortgage under Liberian maritime law, and the Company shall have undertaken in writing to pay any and all costs or expenses in connection therewith. The Trustee shall have a first priority claim against the Trust Estate and, subject to Section 10.05, any funds distributable in respect thereof pursuant to this Article Ten for the reimbursement of any costs or expenses incurred by the Trustee in carrying out the provisions of the foregoing sentence.

     SECTION 10.11.  Distribution of Certain Funds.

     All amounts that are to be distributed by the Trustee to the Company or as provided in a Company Request pursuant to this Article Ten shall, unless otherwise directed by the Company Request, be so distributed at the office of the Trustee at 114 West 47th Street, New York, New York 10036-1532, Attention:
Trust Administration, in funds of the type furnished to the Trustee. Notwithstanding the foregoing or any other provision in this Indenture to the contrary, the Trustee shall pay, if so requested by the Company by written notice to the Trustee, all amounts payable to the Company or a nominee thereof (including all amounts distributed pursuant to this Article Ten) either (a) by crediting the amount to be distributed to the Company to the account maintained by the Company with the Trustee or by transferring by wire such amount to such other banks as shall have been specified in a Company Request, to the extent such funds are so available for immediate credit to the account of the Company maintained at such bank, or (b) by mailing a check payable in funds which are clearing house funds to the Company at such address as the Company shall have specified in such Company Request. Distributions by the Trustee pursuant to this
Section 10.11 shall be made on the date that payment is received therefor to the extent such funds are available to do so by the Trustee, provided that if any such payment is received by the Trustee after 1:00 P.M. local time, the Trustee shall be permitted to distribute such payment on the next succeeding Business Day.

     SECTION 10.12. Priority of Applications with Respect to Principal, Premium and Interest.

     All payments in respect of principal (premium, if any) and interest on the Securities shall be applied first to the payment of interest and then the remainder, if any, to the payment of principal and any premium on such Securities.

                                 ARTICLE ELEVEN

                             Discharge of Indenture

     SECTION 11.01.  Termination of Company's Obligations.

     Except as otherwise provided in this Section 11.01, the Company may terminate its obligations under the Securities and this Indenture if:

          (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen
     Securities that have been replaced or Securities that are paid pursuant to
     Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 11.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Securities to their Stated Maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Company's obligations under
Section 8.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 8.07, 8.08, 11.04, 11.05 and 11.06 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 8.07, 11.05 and 11.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

     SECTION 11.02.  Defeasance and Discharge of Indenture.

     The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (A) of this Section 11.02, and the provisions of this Indenture shall no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) if applicable, the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them, and the assets and property held in the Trust Estate shall be released, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided that the following conditions shall have been satisfied:

          (A) with reference to this Section 11.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to
     (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, shall provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

          (B) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

          (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders shall not recognize income, gains or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 11.02 and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above which opinion must be based upon (and accompanied by a copy of) a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds shall no longer remain the property of the Company (and therefore shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee shall hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (b) the Holders shall be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge shall not cause the Securities to be delisted; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 11.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 11.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 8.07, 8.08, 11.05 and 11.06 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 8.07,
11.05 and 11.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 11.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 11.03.  Defeasance of Certain Obligations.

     The Company may omit to comply with any term, provision or condition set forth in clause (iii) and clause (iv) of Section 6.01(a), Sections 4.03 through 4.18, Section 4.21, Sections 5.02 through 5.06, and subsection (d) of Section
7.01 with respect to clause (iii) and clause (iv) of Section 6.01, Sections 4.03 through 4.17, Sections 4.22, 4.23, Sections 5.02 through 5.06, and subsections
(e), (f), (h), (i) and (j) of Section 7.01 shall be deemed not to be Events of Default with respect to the outstanding Securities, and the assets and property held in the Trust Estate shall be released, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

          (i) with reference to this Section 11.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to
     (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, shall provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

          (ii) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds shall no longer remain the property of the Company (and therefore shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee shall hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders shall be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds shall be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

          (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge shall not cause the Securities to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 11.03 have been complied with.

     SECTION 11.04.  Application of Trust Money.

     Subject to Section 11.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.01, 11.02 or 11.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; provided that such money need not be segregated from other funds except to the extent required by law.

     SECTION 11.05.  Repayment to Company.

     Subject to Sections 8.07, 11.01, 11.02 and 11.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; providedthat the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 11.06.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01, 11.02 or 11.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01, 11.02 or 11.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 11.01,
11.02 or 11.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE TWELVE

                      Amendments, Supplements and Waivers

     SECTION 12.01.  Without Consent of Holders.

     The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in the Indenture or any Security Document; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (2) to comply with Article Six;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to establish or maintain the First Preferred Ship Mortgages as first preferred ship mortgages on the Mortgaged Vessels under the maritime laws of the Republic of Liberia or the Commonwealth of the Bahamas, or to correct or amplify the description of any property at any time subject to the Lien of this Indenture or the First Preferred Ship Mortgages, or to subject additional property to the Lien of this Indenture or the First Preferred Ship Mortgages;

          (6) to correct or amplify the description of any assets subject to any Security Document or to subject additional assets to any Security Document;

          (7) to add Tendered Vessel Owners as Guarantors hereunder, or to secure further the obligations of the Company and the Guarantors under the Indenture, the Securities or the Security Documents;

          (8) to make any change that does not materially and adversely affect the rights of any Holder; or

          (9) to amend or supplement any Security Document to reflect an increase in the interest rate on the Securities as provided in Exhibit A to this Indenture.

     SECTION 12.02.  With Consent of Holders.

     Subject to Sections 7.04 and 7.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Securities or the Security Documents with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, and the Holders of at least a majority in principal amount of the Securities then Outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

     Notwithstanding the provisions of this Section 12.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 7.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

          (ii) reduce the principal amount of or the rate of interest thereon or any premium payable upon the redemption of any Security;

          (iii) adversely affect any right of repayment at the option of any Holder of any Security;

          (iv) change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable;

          (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of a redemption, on or after the Redemption Date) of any Security;

          (vi) reduce the percentage in principal amount of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

          (vii) waive a Default in the payment of principal of, premium, if any, or interest on, any Security;

          (viii) modify any of the provisions of this Section 12.02 or Section 7.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

          (ix) prior to the occurrence of the Termination and Release, except as permitted by this Indenture, permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture or any Security Document, or terminate the Lien of the Indenture or any Security Document on any property at any time subject hereto or thereto or deprive the Holders of the security afforded by the Lien of this Indenture or the Security Document.

     It shall not be necessary for the consent of the Holders under this Section
12.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail copies of supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 12.03.  Revocation and Effect of Consent.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through
(ix) of Section 12.02. In case of an amendment or waiver of the type described in clauses (i) through (ix) of Section 12.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

     SECTION 12.04.  Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     SECTION 12.05.  Trustee to Sign Amendments, Etc.

     The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Twelve is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 12.06.  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Twelve shall conform to the requirements of the TIA as then in effect.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

     SECTION 13.01.  Trust Indenture Act of 1939.

     This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, incorporate and be governed by such provisions.

     SECTION 13.02.  Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

     if to the Company or any Guarantor:

        Teekay Shipping Corporation
        Tradewinds Building
        Sixth Floor
        Bay Street
        P.O. Box SS-6293
        Nassau, Commonwealth of the Bahamas
        Attention: Managing Director

     if to the Trustee:

        United States Trust Company of New York
        114 West 47th Street
        New York, New York 10036-1532
        Attention: Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 13.03.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 13.04.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

         (i) a statement that the person making such certificate or opinion has read such covenant or condition;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

         (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.05.  Rules by Trustee, Paying Agent or Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.06.  Payment Date Other Than a Business Day.

     If an Interest Payment Date, Redemption Date, Change in Control Purchase Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Change in Control Purchase Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change in Control Purchase Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 13.07.  Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

     SECTION 13.08.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.09.  No Recourse Against Others.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future incorporator, shareholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

     SECTION 13.10.  Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.11.  Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 13.12.  Separability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.13.  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     SECTION 13.14.  Consent to Jurisdiction.

     The Company and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of or relating to this Indenture or any of the transactions contemplated hereby, and the Company and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Company and each Guarantor hereby (to the fullest extent they may effectively do so) irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that they are not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that this Indenture or the subject matter hereof may not be enforced in such courts. The Company and each Guarantor hereby irrevocably appoint [Haight, Gardner, Poor & Havens] (the "Process Agent"), with an office on the date hereof at [195 Broadway, New York, New York 10007], United States, as their agent to receive on behalf of the Company and each Guarantor and their property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to the Indenture to which the Company or any Guarantor is a party. Such service may be made by mailing or delivering a copy of such process to the Company and each Guarantor in care of the Process Agent at the Process Agent's above address, and the Company and each Guarantor hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. As an alternative method of service, the Company and each Guarantor also irrevocably consent to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Company and each Guarantor at its address specified in Section 13.02. The Company and each Guarantor agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.14 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company and each Guarantor or their property in the courts of any other jurisdictions.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                          TEEKAY SHIPPING CORPORATION,
                                   as Issuer

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Attest:
       -----------------------
       Name:
       Title:

                               VSSI OCEANS INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Attest:
       ----------------------
       Name:
       Title:

                              VSSI ATLANTIC INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:
Attest:
       -----------------------
       Name:
       Title:

                               VSSI APPIAN INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:
Attest:
       -----------------------
       Name:
       Title:

                              SENANG SPIRIT INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:
Attest:
       -----------------------
       Name:
       Title:

                               EXUMA SPIRIT INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Attest:
       -----------------------
       Name:
       Title:

                              NASSAU SPIRIT INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Attest:
       -----------------------
       Name:
       Title:

                              ANDROS SPIRIT INC.,
                                  as Guarantor

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Attest:
       -----------------------
       Name:
       Title:

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee

                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Attest:
       ----------------------------
       Name:
       Title:

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of TEEKAY SHIPPING CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of VSSI OCEANS INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of VSSI ATLANTIC INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of VSSI APPIAN INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of SENANG SPIRIT INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of EXUMA SPIRIT INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of NASSAU SPIRIT INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                    --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came Arthur F.
Coady, to me known, who, being by me duly sworn, did depose and say that he is Vice President of ANDROS SPIRIT INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

     On the      day of January, 1996, before me personally came           , to
me known, who, being by me duly sworn, did depose and say that he is [Vice President] of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         --------------------------------------